As filed with the Securities and Exchange Commission on December 7, 2004
                                        Registration Number:


                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                 FORM SB-2

                          REGISTRATION STATEMENT
                                 UNDER THE
                          SECURITIES ACT OF 1933



                            Global Concepts, Ltd.
                 --------------------------------------------
                (Name of Small Business Issuer in its Charter)

 Colorado                            4231                      84-1191355
-----------------------------------------------------------------------------
(State or other Jurisdiction (Primary Standard            (I.R.S. Employer
 of Incorporation or          Industrial Classification    Identification
 Organization)                Code Number)                 No.)

                         MICHAEL MARGOLIES, CHAIRMAN
                            Global Concepts, Ltd.
                            14 Garrison Inn Lane
                             Garrison, NY 10524
                               (845) 424-4100
   ------------------------------------------------------------------------
  (Address and telephone number of Registrant's principal executive offices, principal place of business, and agent for service of process.)
                     _________________________________

                                  Copy to


                             ROBERT BRANTL, ESQ.
                             322 Fourth Street
                             Brooklyn, NY 11215
                             Attorney for Issuer
                               (718) 768-6045
                     _________________________________

     Approximate Date of Commencement of Public Sale: As soon as practicable after the Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE


Title of Each                   Proposed        Proposed
Class of            Amount      Maximum         Maximum             Amount of
Securities To Be    To Be       Offering Price  Aggregate Offering  Registration
Registered          Registered  Per Share (2)   Price (2)           Fee
--------------------------------------------------------------------------------
Common Stock, no
 par value        239,792,663(1)   $0.035          $8,392,744       $1,063.37
                                                                     --------

                                                     Total Fee:     $1,063.37
                                                                     ========

(1) The amount registered is the sum of (a) 75,757,576 shares, which represent 500% of the number of shares that would be issued to Cornell Capital Partners, LP if it converted its 5% Secured Convertible Debenture at a conversion price based on the closing price on November 16, 2004, (b) 159,489,633 shares that would be issued to Cornell Capital Partners, LP if all shares that may be put to Cornell Capital Partners, LP under the Standby Equity Distribution Agreement were put to it at a purchase price based on the closing price on November 16, 2004, and (c) 4,545,454 shares now owned by Cornell Capital Partners and Newbridge Securities Corporation.

(2) The proposed offering price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the registration fee is based on $.035, the closing price of the Common Stock reported on the OTC Bulletin Board on December 2, 2004.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         GLOBAL CONCEPTS, LTD.

                             Common Stock
                          239,792,663 Shares

     Two shareholders are offering shares of Global Concepts common stock to the public by means of this prospectus.

     Global Concepts' common stock is quoted on the OTC Bulletin Board under the trading symbol "GCCP.OB."

     The selling shareholders intend to sell the shares into the public market from time to time. They will negotiate with the market makers for Global Concepts common stock to determine the prices for each sale.
They expect each sale price to be near to the market price at the time of the sale.

     PURCHASE OF GLOBAL CONCEPTS COMMON STOCK INVOLVES SUBSTANTIAL RISK. PLEASE SEE "RISK FACTORS," WHICH BEGINS ON PAGE 4 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

              THE DATE OF THIS PROSPECTUS IS DECEMBER     , 2004

                             TABLE OF CONTENTS



PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . .-3-
     Summary Financial Information . . . . . . . . . . . . . .-4-

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .-5-

YOU SHOULD NOT RELY ON
FORWARD LOOKING STATEMENTS . . . . . . . . . . . . . . . . . .-9-

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . .-9-

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . .-9-
     Market for the Common Stock . . . . . . . . . . . . . . -10-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS. . . . . . . . -11-

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . -14-

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . -18-
     Executive Compensation. . . . . . . . . . . . . . . . . -19-
     Limitation of Liability and Indemnification . . . . . . -20-

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . -20-

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . -22-
     Plan of Distribution. . . . . . . . . . . . . . . . . . -23-

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . -25-

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . -25-

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . -25-

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . -27-

                            PROSPECTUS SUMMARY

Global Concepts, Ltd.

     Global Concepts, Ltd. is a holding company with three subsidiaries:

     Compagnie Logistique de Transports Automobiles
("CLTA"). CLTA is a French corporation located in Nugent sur Oise, France. Its principal business is warehousing automobiles for Peugeot and Citroen, then completing the final dealer preparation work before the automobiles are delivered. CLTA also performs brake installation and testing of new cars for Peugeot.

     Advanced Medical Diagnostics LLC . Advanced Medical Diagnostics is engaged in the business of manufacturing and distributing the "Advanced Medical Diagnostics HIV (1 & 2) Rapid Test." This diagnostic kit, which we sell for under $5.00, permits an individual to test himself for the HIV virus.
Advanced Medical Diagnostics is marketing the kit in Asia, Africa and Latin America. The kit is not approved for sale in the United States or within the European Union.

     J&J Marketing, LLC. J&J Marketing is engaged in the business of producing and distributing non-medicated pharmaceutical personal care products under the trademark "Savage
Beauty."

     The executive offices of Global Concepts are located at 14
Garrison Inn Lane, Garrison, NY 10524.  Our telephone number is
845-424-4100.

The Selling Shareholders

     Cornell Capital Partners, LP is using this prospectus to sell shares of Global Concepts common stock to the public. Cornell Capital Partners currently owns 4,242,424 shares of our common stock. Cornell Capital Partners may acquire additional Global Concepts shares in two ways:

         - Cornell Capital Partners may use this prospectus to reoffer to the public shares that it is entitled to acquire by converting into common stock a 5% Secured Convertible Debenture issued to
               it by Global Concepts.   Depending on the market
               price of Global Concepts common stock when Cornell Capital Partners converts the Debenture, it may acquire and reoffer up to 75,757,576 shares in this manner.

         - Cornell Capital Partners may also use the prospectus to reoffer to the public up to 159,489,633 shares that it may purchase from Global Concepts from time to time pursuant to the terms of a Standby Equity Distribution Agreement. The Standby Equity Distribution Agreement gives Global Concepts a conditional right to sell shares to Cornell Capital Partners at a discount to the market price, which Cornell Capital Partners will then resell to the public using this prospectus.

               The Agreement permits Global Concepts to demand a maximum of $250,000 from Cornell Capital Partners every six trading days until November 15, 2006.
               At the market price of $.035 on November 16, 2004, a drawdown of $250,000 would entail the sale of approximately 7,518,786 shares by Global Concepts to Cornell Capital Partners.

     In each of the situations described above, the number of shares that Cornell Capital Partners may acquire, either voluntarily by conversion or as a result of a demand by Global Concepts, can never be such that Cornell Capital Partners would own more than 9.9% of the outstanding shares of Global Concepts.

     Newbridge Securities Corporation is also using this prospectus to offer 303,030 shares of our common stock.

Outstanding Shares

     Global Concepts has only one class of stock outstanding. On the date of this prospectus there were 67,645,454 shares of common stock outstanding. Other than the 5% Secured Convertible Debenture held by Cornell Capital Partners, there are no options, warrants or convertible securities outstanding.

Summary Financial Information

     We have derived the information in this table from the financial statements that are at the end of this prospectus.

                          Nine Months
                             Ended           Year Ended     Year Ended
Statement of Operations    9/30/04             6/30/04        6/30/03
                          -----------        ----------     ----------
Revenue                  $   10,350        $    65,533      $       0

Direct Expenses                   0                  0              0
                           --------          ---------       --------
Gross Profit                 10,350             65,533              0

Operating Expenses          387,466            773,989        352,850
                           --------          ---------       --------
(Loss) Before
  Discontinued Operations (377,116)           (708,456)      (352,850)

(Loss) From Discontinued
  Operations                     0          (1,620,260)      (407,201)
                           -------           ---------        -------
Net (Loss)               $(377,116)        $(2,328,716)     $(760,051)
                           =======           =========        =======

Net (Loss) Per Share     $   (0.01)        $     (0.06)     $   (0.02)
                           =======           =========        =======

Weighted Average
 Number of Shares
 Outstanding            42,522,254          40,396,338     34,374,627

Balance Sheet Data      At 9/30/04          At 6/30/04
                        ----------          ----------
Working Capital/
 (Deficit)             $(1,951,209)         $(1,696,751)

Total Assets               273,751                1,564

Shareholders' (Deficit) (2,754,304)          (2,716,961)





                                RISK FACTORS

     You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

     WE MAY BE UNABLE TO SATISFY OUR CURRENT DEBTS.

     Our debts are far in excess of the book value of our assets. At September 30, 2004 our debts totaled $3,028,055, and our liquid assets totaled $227. We are engaged in efforts to negotiate compromises and extensions with major creditors. If those negotiations are unsuccessful, however, our business will fail.

     WE LACK CAPITAL TO FUND OUR OPERATIONS.

     At the beginning of 2004 Global Concepts had no operating businesses. In the past several months we have acquired three business operations. All three of them, however, will require capital in order to prosper. We have no capital at this time.
We do not know yet if the equity line of credit that we secured from Cornell Capital Partners will be adequate to provide us the necessary capital. If we cannot obtain additional capital, it is unlikely that our subsidiaries will ever be prosperous.

     EACH OF OUR SUBSIDIARIES HAS NEGATIVE NET WORTH, AND WILL
NOT BE ABLE TO CONTINUE OPERATIONS WITHOUT ADDITIONAL CAPITAL.

     We have acquired three subsidiaries since June 2004. Each of them has more liabilities than assets, and none of them is operating profitably. We will need to infuse capital into each subsidiary in order for the subsidiary to sustain operations and become profitable.

     THE ISSUANCE OF SHARES UNDER OUR AGREEMENTS WITH CORNELL
CAPITAL PARTNERS COULD INCREASE OUR OUTSTANDING SHARES BY OVER
250%.
                                 -5-

     Global Concepts is party to an Standby Equity Distribution Agreement pursuant to which Global Concepts may sell stock to Cornell Capital Partners. The Agreement permits Global Concepts to require Cornell Capital Partners to purchase Global Concepts common stock for up to $5,000,000 during the next two years. Based on the market price of $.035 on November 16, 2004, Global Concepts could issue over 159,000,000 shares to Cornell Capital Partners during the next 24 months if it demanded the full $5,000,000 available to it under the Standby Equity Distribution Agreement. In addition, Cornell Capital Partners owns a 5% Secured Convertible Debenture that it may convert into Global Concepts common stock. At the market price on November 16, 2004, the debenture could be converted into over 15,000,000 shares.
The likely result of Cornell Capital Partners selling such large quantities of stock to the public would be a steep reduction in the market price of Global Concepts common stock. Since both the pricing under the Standby Equity Distribution Agreement and the conversion feature of the 5% Secured Convertible Debenture are determined by the market price, a reduction in the market price could result in even larger numbers of shares being issued, if Global Concepts were to take advantage of the full line of credit.

     NONE OF OUR SUBSIDIARIES HAS SUFFICIENT BUSINESS HISTORY TO
PERMIT A RELIABLE ESTIMATE OF ITS FUTURE PROSPECTS.

     Our business operations are carried out by three subsidiaries. Advanced Medical Diagnostics was only recently organized and has no reported revenue. J&J Marketing was a part-time family business until we acquired it, and has minimal reported revenue. CLTA has a considerable business history, but only recently emerged from legal proceedings in France that substantially reorganized it. None of these companies, therefore, can point to a meaningful history of operations. In each of these companies we will face all of the risks of a start-up company, including uncertainty about access to the market, uncertainty about our ability to service the market, and uncertainty about our ability to operate efficiently.

     WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE A SUBSIDIARY IN FRANCE

     Our largest business operation is CLTA. CLTA is a French company with all of its business operations located in France. Its primary customers are French. No one associated with Global Concepts has any significant experience managing a business in France. It may occur that our ignorance about French business practices will prevent us from adequately overseeing the operations of this subsidiary.

     OUR LARGEST SUBSIDIARY HAS ONE PRIMARY CUSTOMER, AND WOULD
BE SERIOUSLY AFFECTED BY ANY INTERRUPTION OF ITS BUSINESS WITH
THAT CUSTOMER.

     CLTA is the only subsidiary of Global Concepts that currently generates more than nominal revenues. Over 90% of CLTA's business consists of warehousing, servicing and delivering automobiles for the company that distributes Peugeot and Citroen in Europe. If that business relationship were damaged, or if CLTA's customer suffered a serious business reverse, the adverse effect on CLTA's business could be dramatic.

     A DOWNTURN IN THE FRENCH ECOMONY WOULD BE LIKELY TO REDUCE
DEMAND FOR CLTA'S SERVICES.

     The business of CLTA consists of warehousing and delivering new cars, primarily in France. If the economy of France suffers a recession and the volume of new car sales is reduced, the revenue earned by CLTA will likewise be reduced.

     INCREASED FUEL PRICES WILL REDUCE THE PROFITS OF OUR
TRANSPORTATION SUBSIDIARY, CLTA.

     A significant portion of the business of CLTA - and the area in which its plans for expansion are focused - consists of transporting automobiles to dealerships in Europe. When fuel oil prices are high, as they are now relative to historical prices, CLTA's profit margins are reduced. If fuel oil prices remain high or climb even higher, it will have an adverse effect on CLTA's financial results.

     OUR HIV TESTING KIT DOES NOT CONTAIN ANY PROPRIETARY
TECHNOLOGY, AND COULD BE REPLICATED BY COMPETITORS.

     Our subsidiary, Advanced Medical Diagnostics, LLC developed its HIV (1+2) Rapid Self-Test Kit from readily-available components known to be effective in testing for HIV infection. We are already aware of one U.S. competitor who is following a business plan very similar to ours, distributing an HIV(1+2) testing kit in Asia and Africa. If we or our competitors are successful in marketing testing kits, additional competitors could easily introduce similar kits in competition with us.

     OUR MEDICAL DEVICES SUBSIDIARY DOES NOT HAVE INSURANCE
AGAINST PRODUCT LIABILITY CLAIMS.

     Advanced Medical Diagnostics, LLC is engaged in the business of distributing an HIV home-testing kit in Africa, Asia and Latin America. Advanced Medical Diagnostics does not have an insurance policy that will indemnify it against any product liability claims. Such a claim, if successfully prosecuted, could result in a judgment that Advanced Medical Diagnostics would be unable to pay, forcing it into bankruptcy.

     OUR BUSINESS DEVELOPMENT COULD BE HINDERED IF WE LOST THE
SERVICES OF OUR CHIEF EXECUTIVE OFFICER.

     Michael Margolies is the only executive officer of Global Concepts. Mr. Margolies is responsible for strategizing not only our business plan but also the means of financing it. If Mr. Margolies were to leave Global Concepts or become unable to fulfill his responsibilities, our business would be imperiled.
At the very least, there would be a delay in the development of Global Concepts until a suitable replacement for Mr. Margolies could be retained.
                                  -7-

     GLOBAL CONCEPTS IS NOT LIKELY TO HOLD ANNUAL SHAREHOLDER
MEETINGS IN THE NEXT FEW YEARS.

     Since it became a public company in 2000, Global Concepts has never held an annual meeting of shareholders. The Board of Directors of Global Concepts consists of Michael Margolies, who has served since 2000, and Stanley Chason, who was appointed to the Board by Mr. Margolies. Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved. As a result, the shareholders of Global Concepts will have no effective means of exercising control over the operations of Global Concepts.

     THE VOLATILITY OF THE MARKET FOR GLOBAL CONCEPTS COMMON
STOCK MAY PREVENT A SHAREHOLDER FROM OBRAINING A FAIR PRICE FOR
HIS SHARES.

     The common stock of Global Concepts is quoted on the OTC Bulletin Board. Trading volume is usually relatively small, and prices vary dramatically from time to time. It is impossible to say that the market price on any given day reflects the fair value of Global Concepts, since the price sometimes moves up or down by 50% in a week's time. A shareholder in Global Concepts who wants to sell his shares, therefore, runs the risk that at the time he wants to sell, the market price may be much less than the price he would consider to be fair.

     THE RESALE OF SHARES ACQUIRED BY CORNELL CAPITAL PARTNERS
FROM GLOBAL CONCEPTS MAY REDUCE THE MARKET PRICE OF GLOBAL
CONCEPTS' SHARES.

     Global Concepts and Cornell Capital Partners are parties to a Standby Equity Distribution Agreement and a 5% Secured Convertible Debenture. The Standby Equity Distribution Agreement provides that Global Concepts may sell shares to Cornell Capital Partners for up to $5,000,000. The 5% Secured Convertible Debenture permits Cornell Capital Partners to purchase Global Concepts shares for up to $400,000 at an 80% discount to market We expect that Cornell Capital Partners will promptly resell into the public market any shares it acquires under either of these arrangements. Future resales by Cornell Capital Partners are likely to reduce the market price of Global Concepts' common stock.

     GLOBAL CONCEPTS WILL BE QUOTED ON THE OTC BULLETIN BOARD FOR
THE IMMEDIATE FUTURE.

     Global Concepts does not meet the eligibility requirements for listing on the NASDAQ Stock Market. Until we meet those standards and are accepted into the NASDAQ Stock Market, or unless we are successful in securing a listing on the American Stock Exchange or some other exchange, Global Concepts common stock will be quoted only on the OTC Bulletin Board. Such a listing is considered less prestigious than a NASDAQ Stock Market or an exchange listing, and many brokerage firms will not recommend Bulletin Board stocks to their clients. This situation may limit the liquidity of your shares.

     ONLY A SMALL PORTION OF THE INVESTMENT COMMUNITY WILL
PURCHASE "PENNY STOCKS" SUCH AS GLOBAL CONCEPTS COMMON STOCK.

     Global Concepts' common stock is defined by the SEC as a "penny stock" because it trades at a price less than $5.00 per share. Global Concepts' common stock also meets most common definitions of a "penny stock," since it trades for less than $1.00 per share. Many brokerage firms will discourage their customers from purchasing penny stocks, and even more brokerage firms will not recommend a penny stock to their customers. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not consider a purchase of a penny stock due, among other things, to the negative reputation that attends the penny stock market. As a result of this widespread disdain for penny stocks, there will be a limited market for Global Concepts' common stock as long as it remains a "penny stock." This situation may limit the liquidity of your shares.

                     YOU SHOULD NOT RELY ON
                    FORWARD LOOKING STATEMENTS

     This prospectus contains a number of forward-looking statements regarding our future prospects. Among the forward-looking statements are descriptions of our plans to return CLTA to profitability, our plans to enter the market for home medical diagnostic kits, and our plans to penetrate the market for non-medicinal beauty aids. These forward-looking statements are a true statement of our present intentions, but are neither predictions of the future nor assurances that any of our intentions will be fulfilled. Many factors beyond our control could act to thwart Global Concepts in its efforts to develop and market its products, including factors discussed in "Risk
Factors" as well as factors we have not foreseen.   In addition,
changing circumstances may cause us to determine that a change in plans will be in the best interests of Global Concepts.

                         DIVIDEND POLICY

     We have never declared or paid any dividends on our common stock. We expect to retain future earnings, if any, for use in the operation and expansion of our business, and do not anticipate paying any cash dividends in the foreseeable future.

                         CAPITALIZATION

     Our authorized capital stock consists of 500,000,000 shares
of common stock and 5,000,000 shares of preferred stock.   There
are 67,645,454 shares of our common stock outstanding and no shares of preferred stock outstanding.

     Common Stock

     As a holder of our common stock, you will be entitled to one vote for each share in the election of directors and in all other matters to be voted on by the shareholders. There is no cumulative voting in the election of directors. Our by-laws require that only a majority of the issued and outstanding shares of common stock must be represented to constitute a quorum and to transact business at a shareholders meeting.

     You will be entitled to receive dividends if the Board of Directors declares dividends. In the event that Global Concepts is liquidated or dissolved, you will receive a distribution, on a per share basis, of any assets remaining after payment of all liabilities and any preferential payments that must be made to preferred shareholders, if any. You will have no preemptive or conversion rights and you will not be subject to any calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock.

     Preferred Stock

     The Board of Directors is authorized to issue the preferred stock in one or more classes, and to designate the preferences, limitations, and relative rights of each class. The authority given to the Board of Directors permits the Board to issue preferred stock with voting rights and liquidation rights superior to those of the holders of common stock, if the Board believes such an issuance would be in the best interest of Global Concepts.

     Market for the Common Stock

     Our common stock is listed for quotation on the OTC Bulletin
Board under the trading symbol "GCCP." The following table sets forth the bid prices quoted for our common stock on the OTC
Bulletin Board during the last eleven calendar quarters.


                                       Bid
Period:                         High          Low
                              --------------------
Jan. 1, 2002 - Mar. 31, 2002   $  .22      $   .06
Apr. 1, 2002 - June 30, 2002   $  .13      $   .05
July 1, 2002 - Sep. 30, 2002   $  .06      $   .02
Oct. 1, 2002 - Dec. 31, 2002   $  .04      $   .01

Jan. 1, 2003 - Mar. 31, 2003   $  .01      $   .01
Apr. 1, 2003 - June 30, 2003   $  .01      $   .01
July 1, 2003 - Sep. 30, 2003   $  .01      $   .01
Oct. 1, 2003 - Dec. 31, 2003   $  .01      $   .01

Jan. 1, 2004 - Mar. 31, 2004   $  .01      $   .01
Apr. 1, 2004 - June 30, 2004   $  .44      $   .01
July 1, 2004 - Sep. 30, 2004   $  .19      $   .05

     Our shareholders list contains the names of 99 registered stockholders of record of the Company's Common Stock. Based upon information from nominee holders, the Company believes the number of owners of its Common Stock exceeds 600.

Registrar and Transfer Agent

     The Registrar and Transfer Agent for the common stock is:

                American Registrar and Transfer Company
                             P.O. Box 1798
                       Salt Lake City, UT 84110

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with our Financial Statements and the notes to the Financial
Statements, which appear at the end of this prospectus. A summary of the Financial Statements appears in the Prospectus
Summary at the beginning of this prospectus.


Results of Operations

     Global Concepts

     Effective as of June 30, 2003, the Company terminated the operations of Xcalibur Xpress, the only operation which had been continuing prior to that date. The Company liquidated the assets of Xcalibur Xpress and used the proceeds to reduce its debts. In its financial statements for the first nine months of 2003 the Company recorded a $357,046 "loss from discontinued operations of subsidiary."

     The only revenue recorded by the Company for the first nine months of 2004 was $10,350 that it was paid for consulting services rendered. Between June 1, 2004 and October 1, 2004, however, the Company acquired three new businesses: Advanced Medical Diagnostics LLC, Compagnie Logistique de Transports Automobiles ("CLTA"), and J&J Marketing, LLC. Advanced Medical
Diagnostics has not generated any revenue to date.   CLTA and J&J
Marketing were acquired on October 1, 2004 and, accordingly, their financial results are not reflected in the Company's consolidated financial statements for the period ended September 30, 2004. In its annual report for 2004, the Company will record revenue from the operations of J&J Marketing and CLTA.

     Pro Forma Financial Statements showing the effect of consolidating the historical financial results of Global Concepts and its three new subsidiaries are set forth at the end of this prospectus.

     Compagnie Logistique de Transports Automobiles

     CLTA carries on its business operations in Euros. In the following discussion, the financial results realized by CLTA have been expressed in U.S. Dollars at the conversion rate in effect on November 19, 2004: 0.8 U.S. Dollars to 1 Euro.

     For the year ended June 30, 2004, CLTA reported gross revenue of $13,735,177. It incurred $8,899,259 in direct costs in producing those revenues, yielding a gross profit of $4,835,918.

     CLTA's gross profit for the year barely exceeded its labor costs of $4,580,120. These labor costs, combined with other operating expenses, caused CLTA to realize an operating loss for the year ended June 30, 2004 of $819,725. Because French labor laws provide workers extensive job protection, it will be difficult for CLTA to significantly reduce its labor costs. In order to be profitable, CLTA will have to increase its revenue to a point at which it can utilize its labor force efficiently. The contract recently signed by CLTA with its primary customer provides for a sizeable increase in revenue beginning in 2005.
We do not know yet, however, whether these increased operations can be carried out with the efficiencies necessary to produce profits.

     CLTA's loss for the year ended June 30, 2004 was further increased by two significant "other expenses." CLTA incurred an aggregate of $217,592 in damages to it equipment that were not covered by insurance. In addition, CLTA wrote-off a receivable of $269,444 from a previous customer that became insolvent.

     As a result of these event, CLTA realized a net loss of $1,136,897 for the twelve months ended June 30, 2004.

     Advanced Medical Diagnostics

     Advanced Medical Diagnostics continues to develop its network of affiliations worldwide. It has not recorded any revenue to date, as all shipments of goods have been for testing purposes only. At the same time, however, it incurs little expense, since most of the individuals working on behalf of Advanced Medical Diagnostics are working in the expectation of sales commissions or other contingent compensation.

     When sales do commence, Advanced Medical Diagnostics expects to realize a gross margin of approximately 40% on sales of its HIV (1+2) Rapid Self-Test Kit. That estimate is based on the terms of our contract with our manufacturer in China, our plan to pass shipping costs along to our customers, and our expectations regarding commissions and sales costs we will incur. If our assumptions are not realized, our expectation regarding gross margin will have to be altered.

     Until we obtain capital resources that can be dedicated to Advanced Medical Diagnostics, we will have to secure the credit needed to manufacture goods by assigning the credits given to us by our customers to secure their orders. This could significantly delay sales and cash flow.

     J&J Marketing

     J&J Marketing's financial results to date reflect the difficulty of engaging in the personal care products business without a distribution network. The fact that our Savage Beauty products can be found in 75 stores nationwide indicates the attractiveness of the product. But the fact that we have been able to sustain operations only by increasing our payables indicates how inefficient it is to sell the products direct to stores in small quantities, as we have done to date.

     In order for J&J Marketing to become efficient, funds need to be committed to production of a sufficient inventory that we can retain a national-base distributor to provide warehousing and fulfillment services. That association would increase the profitability of each of our sales many-fold. We are actively pursuing both a national-base distributor and the necessary financing sources, but have not to date secured any commitment.

Liquidity and Capital Resources

     At September 30, 2004 Global Concepts had no operating assets and $3,028,055 in net liabilities. The subsequent acquisitions of J&J Marketing and CLTA increased Global Concepts' operating assets, but did not ameliorate its debt situation.

     At June 30, 2004 CLTA had $3,079,425 in assets, over 91% of which consisted of accounts receivable from its primary customer. The average age of CLTA's receivables is 38 days, which requires CLTA to age its payables as well. CLTA's delays in paying its bills impairs its relationship with its primary vendors, who are unwilling to afford CLTA the full extent of credit that they would afford to a customer that paid more promptly.

     At June 30, 2004 CLTA had total liabilities of $3,591,323, all of which were currently due and payable. The largest liability was $2,383,066 due to the French government for payroll taxes. To date the government has tolerated the debt, as CLTA worked to recover from several years of mismanagement by its prior owners. If the government were to compel CLTA to make payments of the past-due taxes, it could significantly interfere with CLTA's ability to carry on its business.

     The sale of the 5% Convertible Debenture in November 2004 provided funds to Global Concepts that were used, in part, to repay a portion of the $500,000 loan that Global Concepts took for the purpose of acquiring CLTA. Another part of the proceeds was used to pay a deposit on a fourth acquisition that Global Concepts is negotiating. Global Concepts, therefore, has no significant cash assets. Its only source of credit at this time is the Standby Equity Distribution Agreement with Cornell Capital Partners. It is unclear, however, whether the market for Global Concepts' common stock will be sufficiently liquid to permit Global Concepts to make extensive use of the standby equity line of credit.

Off-Balance Sheet Arrangements

     We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.


                             BUSINESS

     Global Concepts, Ltd. was organized in 1998 under the name "Transportation Logistics Int'l, Inc." During its first five years, it was engaged in a number of transportation-related businesses. Those were gradually terminated or sold, and in July 2003 the last of our transportation-related subsidiaries terminated operations. Since July 2003 we have changed our corporate name, and expanded our focus. We have been investigating business opportunities in a wide variety of fields, and we continue to do so. Since June 2004 we have invested in three businesses, each of which is now a subsidiary of Global Concepts. These three are now the business operations of Global Concepts.

     Our parent company, Global Concepts, has only two employees:
our Chairman and his administrative assistant. The executive offices of Global Concepts are leased from the family of our Chairman, Michael Margolies for a fee of $1,000 per month.

     COMPAGNIE LOGISTIQUE DE TRANSPORTS AUTOMOBILES

     On October 1, 2004 Global Concepts acquired fifty-four percent (54%) of the capital stock of Compagnie Logistique de Transports Automobiles ("CLTA"). The remaining 46% is owned by four French individuals, two of whom are the senior management of CLTA. CLTA is a French corporation whose executive offices are located in Nugent sur Oise, France.

     Over 90% of CLTA's business arises from its contract with Compagnie D'Affretement et de Transport ("CAT"), the company responsible for all distribution of Peugeot and Citroen automobiles in Europe. CLTA warehouses the vehicles, completes the final dealer preparation work before the automobiles are delivered, and delivers the automobiles to dealerships throughout Europe. CLTA also performs brake installation and testing of new cars for Peugeot. CLTA has the exclusive contract to perform the warehousing and vehicle preparation services required by CAT. It currently performs about 12% of the distribution work required by CAT, but believes that portion can increase if CLTA obtains the funds needed to purchase additional vehicle transporters.

     CLTA currently leases a fleet of 63 auto transporters as well as 38 other vehicles used in its warehousing and preparation activities. CLTA's immediate plans are to expand its fleet of auto transporters in order to increase its share of CAT's distribution business. CLTA is also actively pursuing other firms in the same or similar business as potential acquisition targets, its goal being to accomplish the same end as purchasing a larger fleet. Since the business potential from its relationship with CAT is considerable, CLTA has no immediate plans to initiate any other lines of business.

     CLTA's largest expense, after rent and labor, is insurance.
For 2005 CLTA will maintain policies with three insurers, and pay over 288,000 Euros (@ $375,000).

     CLTA's administrative offices and its warehousing location are located in a facility leased by CLTA in Chambly, France for a term ending June 2013. CLTA also has long-term leases for two parking facilities.

     CLTA currently has 136 full-time employees. None of them is represented by a union.

     ADVANCED MEDICAL DIAGNOSTICS, LLC

     Advanced Medical Diagnostics LLC was organized in the Fall of 2003. In June 2004 Global Concepts acquired 100% of the equity in Advanced Medical Diagnostics.

     Advanced Medical Diagnostics has developed a kit which enables an individual to test his or her blood for evidence of HIV infection. The test is manually-performed and visually read. It can be completed in less than 15 minutes with the blood obtained from a finger puncture. Properly utilized, the test will identify the presence of HIV-1 infection and/or HIV-2 infection with over 99% accuracy.

     Human Immunodeficiency Viruses type 1 and type 2 ("HIV") are etiological agents of the acquired immunodeficiency syndrome ("AIDS"). HIV has been isolated from patients with AIDS, AIDS-related complex, and from healthy individuals at high risk for AIDS. Infection with HIV is followed by an acute flu-like illness. This phase may remain unnoticed and the relationship to HIV infection may not be clear in many cases. The acute phase is typically followed by an asymptomatic carrier state, which progresses to clinical AIDS in about 50% of infected individuals within ten years after seroconversion. Serological evidence of HIV infection may be obtained by testing for HIV antigens or antibodies in serum of individuals suspected of HIV infection. Antigens can generally be detected only during the acute phase and during the symptomatic phase of AIDS. Antibodies to HIV-1 and/or HIV-2 can be detected throughout virtually the total infection period, starting at or shortly after the acute phase and lasting until the end stage of AIDS. Therefore the use of highly sensitive antibody assays is the primary approach in serodiagnosis of HIV infection.

     Our "HIV (1+2) Rapid Self-Test Kit" contains an immunoassay for the qualitative detection of antibodies to HIV-1 and HIV-2 in human whole blood. The test is comprised of a single use test device and a single use vial containing a pre-measured amount of a buffered developer solution. Each component is sealed in separate compartments of a single couch to form the test. A fingerstick whole blood specimen is collected and transferred into the sterile pipette, two drops from the pipette are deposited into the well of the test cassette. Two drops of the developed solution are then added to the test cassette well. As the diluted specimen flows through the test cassette, it re-hydrates the protein-A gold colorimetric reagent contained in the device. As the specimen continues up the strip, it encounters the T zone. If the specimen contains antibodies that react with the antigens immobilized on the nitrocellulose membrane, a reddish-purple line will appear, indicating the presence of antibodies to HIV in the specimen.

     Advanced Medical Diagnostics owns no proprietary technology. The components of its HIV (1+2) Rapid Self-Test Kit are available to the public, and their utility for testing the presence of HIV infection is well-known. What Advanced Medical Diagnostics has added to the progress of medicine in this area is to organize the components into a kit that Advanced Medical Diagnostics is able to market profitably at a wholesale price of $5.20.
To develop the kit, Advanced Medical Diagnostics has spent approximately $80,000 on research and development.

     The relatively low price of the kit makes it particularly attractive in the "Third World" countries of Africa, Asia and Latin America. In many of these countries AIDS is rapidly becoming a social and economic catastrophe. Still other countries in these regions are seeking pro-active solutions to prevent the spread of AIDS. For this reason, Advanced Medical Diagnostics has been engaged in active discussions with governments in each of these regions regarding distribution of the kit. Within recent months both China and Peru have approved the kit for sale in their countries. Others are expected to follow in the near future. To date, however, we have received only preliminary orders for testing quantities of the kits, which do not produce significant revenues.

     Advanced Medical Diagnostics has no plans to seek approval to market the HIV (1+2) Rapid Self-Test Kit in either the United States or the European Union. The cost of obtaining approval in these countries precludes us from doing so. Our market for the foreseeable future will include Asia, Africa and Latin America only. We have engaged dealers in each of those regions to market the HIV (1+2) Rapid Self-Test Kit, primarily to governments and non-governmental-organizations.

     The HIV (1+2) Rapid Self-Test Kit is manufactured for Advanced Medical Diagnostics by a single contractor located in China. Our arrangement with the manufacturer requires that we post a letter of credit in the amount that we will pay for the kits. We are not able at this time, therefore, to maintain an inventory of kits, but must manufacture to order using our customer's credit to support our credit.

     Advanced Medical Diagnostics employs five individuals, only one of whom is employed full-time. It will add additional employees as sales warrant. Its offices are located in an office building in East Orange owned by members of its management, and are provided free-of-charge.

     J & J MARKETING, LLC

     On October 1, 2004 Global Concepts acquired 80% of the equitable interest in J&J Marketing. The remaining 20% is owned by the founders of J&J Marketing, Jane and Michael Schub. The Schubs retained an option to repurchase the interest they sold to Global Concepts if, prior to May 15, 2005, Global Concepts enters bankruptcy proceedings or is party to a merger or acquisition or sale of assets in which it is not the surviving entity.

     J&J Marketing produces and sells a line of six skin care products, including cleanser, facial scrub, toner, moisturizer, lifting mask, and moisturizing eye serum. The products are all natural with many organic ingredients. They are free of chemicals and preservatives. J&J Marketing sells them under the trademark "Savage Beauty ."

     The market for personal care products in the United States is dominated by a small number of industry giants, such as Avon, Proctor & Gamble, and Estee Lauder. Entry into that market is extremely difficult. J&J Marketing is seeking to enter the portion of that market devoted to natural and organic products, a niche which is more hospitable to small start-up brands. Nevertheless, even in that niche, J&J Marketing will face a considerable number of well-established brands, such as Kiss My Face, Weleda and Dr. Hauska that have already developed a presence in the market and can apply substantial financial resources to the task of preserving their market position.

     J&J Marketing will attempt to compete in this market by combining an emphasis on the purity of its contents with sophisticated product packaging. Our goal is to present a product that is equally at home in health food store or a luxury boutique, thus differentiating our products from the more "earthy" character often associated with natural products. We are also seeking to build a place in the market by developing advantageous marketing relationships with brokers and independent sales representatives, and the kind of specialty stores where the style of our products will be advantageous. Our largest customer to date, for example, has been the specialty food chain, Whole Foods Market.

     J&J Marketing commenced operations in 2002, as a part-time activity of its founders, Jane and Michael Schub. With the acquisition of J&J Marketing by Global Concepts in October 2004, our plan is to secure the funding that will enable this business to expand into a substantial business operation. To date we have marketed our products direct to stores, since we lacked sufficient inventory to permit us to engage a distributor. Now, however, J&J Marketing is engaged in redesigning our packaging in a manner which will substantially reduce production costs. This redesign will then be implemented in a production run of each product that will enable us to engage one or more distributors for Savage Beauty . Once we have a distributor engaged, we will be able to market to the larger mass market retailers.

     Our products are manufactured to our order by an FDA-approved manufacturer located in South Carolina. We have not incurred any research and development expense, since product formulation was carried out by the manufacturer under our direction. We presently carry a $2 million product liability policy, which we consider sufficient for our current level of operations.

     The operations of J&J Marketing are currently conducted from offices in New York State provided by Jane and Michael Schub free-of-charge. Until we obtain funds sufficient to expand our operations, Jane and Michael Schub will remain the only employees of J&J Marketing, and neither of them will be employed on a full-time basis.

                             MANAGEMENT

     The officers and directors of the Company are:


     Name                 Age   Position with             Director
                                the Company               Since
     ----------------------------------------------------------------
     Michael Margolies    76    Chairman, Chief
                                 Executive Officer,         2000
                                 Chief Financial
                                 Officer,  Secretary

     Stanley Chason       76    Director                    2001


     Michael Margolies organized our first business operations in 1998.
Mr. Margolies previously served as Chief Executive Officer of U.S. Transportation Systems, Inc. from its creation in 1975. USTS was a NASDAQ-listed holding company involved in a diversified group of transportation-related businesses (e.g. bus charters, freight-hauling, bus
leasing, limousines).   Mr. Margolies left USTS in 1998 when it was sold to
Precept Business Services, Inc. for approximately $43 million.

     Stanley Chason became a director of Global Concepts in November 2001. From 1962 until his retirement in 1984, Mr. Chason held various positions with Gelco Corporation, a company listed on the New York Stock Exchange which is involved in all aspects of vehicle leasing. His last position with Gelco was as Executive Vice President and member of the Board of Directors. Mr. Chason was also Chairman and Chief Executive Officer of the Fleet and Management Services Division of Gelco.

     Audit Committee

     The Board of Directors does not have an audit committee financial expert. The Board of Directors has not attempted to recruit an audit committee financial expert because the Company did not have business operations from July 2003 until June 2004, and has only recently acquired significant business operations.

     Code of Ethics

     The Company does not have a written code of ethics applicable to its executive officers. The Board of Directors has not adopted a written code of ethics because there are so few members of management.

Executive Compensation

     This table itemizes the compensation we paid to Michael Margolies, who has served as our Chief Executive Officer since the formation of our company. There was no other officer whose salary and bonus for services rendered during the year ended December 31, 2003 exceeded $100,000.
                           Compensation
                           Year  Salary    Stock Grant
                           ------------    -----------

Michael Margolies.......   2003   $ 0
                           2002     0           (1)
                           2001     0
________________________

(1) Mr. Margolies received a restricted stock grant of 10,000,000 shares during 2002. The restrictions were removed at the beginning of 2004.

     Employment Agreements

     All of our employment arrangements with our executives are on an at will basis.

     Compensation of Directors

     Our directors are reimbursed for out-of-pocket expenses incurred on our behalf, but receive no additional compensation for service as directors.

     Equity Grants

     The following tables set forth certain information regarding the stock options acquired by the Company's Chief Executive
Officer during the year ended December 31, 2003 and those options held by him on December 31, 2003.

               Option Grants in the Last Fiscal Year

                         Percent
                         of total                          Potential realizable
             Number of   options                           value at assumed
             securities  granted to                        annual rates of
             underlying  employees   Exercise              appreciation of
             option      in fiscal   Price     Expiration  for option term
Name         granted     year        ($/share) Date           5%     10%
-------------------------------------------------------------------------------
M. Margolies     0        N.A.        N.A.       N.A.         0      0

              Aggregated Fiscal Year-End Option Values

               Number of securities underlying  Value of unexercised in-the-
               unexercised options at fiscal    money options at fiscal
Name           year-end (#) (All exercisable)   year-end ($) (All  exercisable)
-------------------------------------------------------------------------------
Michael Margolies             0                   0


Limitation of Liability and Indemnification

     Our bylaws, as well as Colorado corporation law, provides that our directors and officers may be indemnified by us, at the discretion of our Board of Directors, against liabilities arising from their service as directors and officers. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                       PRINCIPAL SHAREHOLDERS

     The following table sets forth information known to us with respect to the beneficial ownership of our voting stock as of the date of this prospectus by the following:

     * each shareholder known by us to own beneficially more than 5% of either class of our voting stock;

     *  Michael Margolies;

     *  each of our directors; and

     *  all directors and executive officers as a group.

     There are 67,645,454 shares of our common stock outstanding on the date of this prospectus. Except as otherwise indicated, we believe that the beneficial owners of the voting stock listed below have sole voting power and investment power with respect to their shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

     In computing the number of shares beneficially owned by a person and the percent ownership of that person, we include shares of voting stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days. We do not, however, include these "issuable" shares in the outstanding shares when we compute the percent ownership of any other person.
                                  -20-

                         Amount and
                         Nature of
Name and Address         Beneficial          Percentage
of Beneficial Owner(1)   Ownership(2)        of Class
---------------------------------------------------------------
Michael Margolies        17,497,439(2)        25.9%
Stanley Chason                    0              0%

All officers and
 directors as a
 group (2 persons)       17,497,439(2)        25.9%

Kevin Waltzer             8,439,000(3)        12.5%
 14 Larkspur Lane
 Newtown, PA 18904


(1) Except as otherwise noted, the address of each of these shareholders is c/o Global Concepts, Ltd., 14 Garrison Inn Lane, Garrison, NY 10524.
(2) Includes 2,180,850 shares owned by the Margolies Family Trust. The Trustee of the Margolies Family Trust is Mr. Margolies spouse, and the beneficiaries of the Trust are his spouse and children.
(3) Includes 2,455,000 shares held by Lisa Waltzer, Mr. Waltzer's spouse.

Equity Compensation Plan Information

   The information set forth in the table below regarding equity compensation plans (which include individual compensation arrangements) was determined as of June 30, 2004.

                                                                    Number of
                                                                    securities
                             Number of                              remaining
                             securities to be    Weighted           available
                             issued upon         average            for future
                             exercise of         exercise price     issuance
                             outstanding         of outstanding     under equity
                             options, warrants   options,warrants   compensation
                             and rights          and rights         plans
--------------------------------------------------------------------------------
Equity compensation plans
approved by security
holders..........                 0                    --                0

Equity compensation plans
not approved by security
holders*.........                 0                    --                0

Total............                 0                    --                0

                            SELLING SHAREHOLDERS

     The table below lists the selling shareholders and other information regarding the beneficial ownership of our common stock by the selling shareholderss. As the selling shareholders acquire and/or resell shares of common stock, we will file prospectus supplements as necessary to update the number of shares of common stock that the selling shareholders intend to sell, reflecting prior resales.
                                                                        Shares
                           Shares Owned                                 Owned
                  ---------------------------------                     After
                  Shares Put by   Shares Acquired                      Offering
                  Global Concepts on Conversion of            Shares      Is
Name              Per SEDA        5% Debenture      Other     Offered  Complete
-------------------------------------------------------------------------------
Cornell Capital
 Partners          159,489,633(1)  15,151,515(2)   4,242,424 4,242,424   0

Newbridge
 Securities Corp.            -              -        303,030   303,030   0
_____________________________

(1) Represents the maximum number of shares that Global Concepts may sell to Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement if the market price of Global Concepts common stock is $.035.

(2) Represents number of shares that may be acquired on conversion when market price is $.035.

Standby Equity Distribution Agreement

     On November 16, 2004 Global Concepts signed a Standby Equity Distribution Agreement with Cornell Capital Partners. Global Concepts issued 4,242,424 shares to Cornell Capital Partners on that date to compensate it for entering into the Agreement. Global Concepts also issued 303,030 shares to Newbridge Securities Corp. to compensate it for acting as an advisor to Global Concepts in connection with the negotiation of the Agreement.

     The Standby Equity Distribution Agreement provides that during the two years commencing on November 16, 2004 Global Concepts may demand that Cornell Capital Partners purchase shares of common stock from Global Concepts. Global Concepts may make a demand no more than once every six trading days. The maximum purchase price on each demand is $250,000. The aggregate maximum that Global Concepts may demand from Cornell Capital Partners is $5,000,000. The number of shares that Cornell Capital Partners will purchase after a demand will be determined by dividing the dollar amount demanded by a per share price. The per share price used will be 95% of the lowest daily volume-weighted average price during the five trading days that follow the date a demand is made by Global Concepts. Cornell Capital Partners is required by the Agreement to pay each amount demanded by Global Concepts, unless (a) there is no prospectus available for Cornell Capital Partners to use in reselling the shares, (b) the purchase would result in Cornell Capital Partners owning over 9.9% of Global Concepts outstanding shares, or (c) the representations made by Global Concepts in the Agreement prove to be untrue.

     The Standby Equity Distribution Agreement requires that we register the shares for resale by the Cornell Capital Partners. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering. Cornell Capital Partners will pay the fees and disbursements of its own counsel, as well as any underwriting discounts, selling commissions, and similar expenses relating to the sale of the shares. We have agreed to indemnify Cornell Capital Partners and some of its affiliates against certain liabilities, including liabilities under the Securities Act, in connection with this offering. In turn, Cornell Capital Partners has agreed to indemnify us and our directors and officers, as well as any person who controls us, against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors and officers, or persons that control us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

5% Secured Convertible Debenture

     On November 16, 2004 Global Concepts sold to Cornell Capital Partners two 5% Secured Convertible Debentures. Each Debenture is in the principal sum of $200,000. Cornell Capital Partners paid $360,000 for the Debentures, from which it paid a $10,000 fee for Cornell Capital Partner's legal counsel in connection with the Debentures and a $10,000 fee for Cornell Capital Partner's legal counsel in connection with the Standby Equity Distribution Agreement.

     The principal and interest on the Debentures may be converted by Cornell Capital Partners into shares of Global Concepts common stock. On November 16, 2006, if a Debenture remains outstanding, Global Concepts must either pay the principal and accrued interest or convert same into shares of common stock. The conversion price in either event will be the lesser of $.042 or 80% of the lowest closing bid price for the five trading days preceding conversion. Global Concepts' obligations under the Debentures are secured by a pledge of all of Global Concepts' assets.

Other Relationships with Global Concepts

      Neither Cornell Capital Partners nor Newbridge Securities Corp. has had any relationship with Global Concepts or its subsidiaries or affiliates within the past three years, other than the relationships created by the Equity Line of Credit Agreement and the 5% Secured Convertible Debenture described above.

Plan of Distribution

     The selling shareholders may sell shares from time to time in public transactions, on or off the OTC Bulletin Board, or in private transactions, at prevailing market prices or at privately negotiated prices, including, but not limited to, one or more of the following types of transactions:

     * ordinary brokers' transactions;
     * transactions involving cross or block trades

     * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
     * "at the market" to or through market makers or into an existing market for our common stock;
     * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
     * through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);
     * in privately negotiated transactions; or
     * to cover short sales.

     In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales. The selling shareholders may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares. The selling shareholders may also sell shares short and deliver the shares to close out the short position.
The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery to the broker-dealers of the shares, which the broker-dealer may resell using this prospectus. The selling shareholders may also pledge the shares to a broker-dealer and, upon a default, the broker or dealer may effect sales of the pledged shares using this prospectus.

     Brokers, dealers or agents may receive compensation in the form of commissions, discounts, or concessions from selling shareholders in amounts to be negotiated in connection with the sale. The selling shareholders and any participating brokers or dealers will be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commission, discount or concession may be deemed to be underwriting compensation.

     Information as to whether underwriters whom the selling shareholders may select, or any broker-dealer, is acting as principal or agent for the selling shareholders, the compensation to be received by underwriters that the selling shareholders may select or by any broker or dealer acting as principal or agent for the selling shareholders, and the compensation to be paid to other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through such broker or dealer.

     We have advised the selling shareholders that, during any time when they are engaged in a distribution of the shares, they are required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

     We will not receive any of the proceeds from the selling shareholders' sale of their common stock.

                          LEGAL MATTERS

     The validity of the common stock which the selling shareholders are selling by means of this prospectus has been passed upon by our counsel, Robert Brantl, Esq., 322 Fourth
Street, Brooklyn, New York 11215.

                             EXPERTS

     The financial statements of Global Concepts, Ltd. and of Advanced Medical Diagnostics, LLC included in this prospectus and in the registration statement have been audited by Rosenberg Rich Baker Berman & Company, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The financial statements of J&J Marketing, LLC included in this prospectus and in the registration statement have been audited by Thomas J. Kellerman, CPA, to the extent and for the periods set forth in his report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon such report given upon the authority of Mr. Kellerman as an expert in auditing and accounting.

     The financial statements of Compagnie Logistique de Transports Automobiles included in this prospectus and in the registration statement have been audited by _____________ __________________________, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                      ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits and schedules, under the Securities Act with respect to the shares to be sold in the offering. This prospectus does not contain all the information set forth in the registration statement. In particular, the statements in this prospectus regarding the contents of contracts, agreements or other documents are not necessarily complete. You can find further information about us in the registration statement and the exhibits and schedules attached to the registration statement. In addition, we file annual, quarterly and current reports, proxy statements and other information with the Commission, which may assist you in understanding our company.

     You may read and copy the registration statement or any reports, statements or other information that we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Commission filings, including the registration statement, are also available to you on the Commission's Web site at http://WWW.SEC.GOV.

     We do not currently send annual reports to our shareholders, due to the expense involved. Until our resources permit, we do not expect to send annual reports unless we are soliciting proxies for an annual meeting of shareholders. You may, however, obtain a copy of our annual or our quarterly report to the Commission by writing to us at our executive offices.

                      INDEX TO FINANCIAL STATEMENTS

I.   GLOBAL CONCEPTS, LTD.

1. Audited Financial Statements for the Years
   Ended December 31, 2003 and 2002

                                                      Pages
Report of Independent Auditors                         F-1
Balance Sheet                                          F-2
Statements of Operations                               F-3
Statements of Comprehensive Income                     F-4
Statements of Shareholders' Equity                     F-5
Statements of Cash Flows                               F-6
Notes to Financial Statements                          F-7

2. Unaudited Financial Statements for the Nine
   Months Ended September 30, 2004 and 2003

Balance Sheet                                         F-15
Statements of Operations                              F-16
Statements of Cash Flows                              F-17
Notes to Financial Statements                         F-18

II.  ADVANCED MEDICAL DIAGNOSTICS, LLC

1. Audited Financial Statements for the Period
   Ended December 31, 2003

Report of Independent Auditors                        F-20
Balance Sheet                                         F-21
Statements of Income and Members' Equity (Deficit)    F-22
Statements of Cash Flows                              F-23
Notes to Financial Statements                         F-24

2. Unaudited Financial Statements for the Three
   Months Ended March 31, 2004

Balance Sheet                                         F-26
Statements of Income and Members' Equity (Deficit)    F-27
Statements of Cash Flows                              F-28
Notes to Financial Statements                         F-29


III. J&J MARKETING, LLC

1. Audited Financial Statements for the Years
   Ended December 31, 2003 and 2002 and the
   Six Months Ended June 30, 2004

Report of Independent Auditors                        F-30
Balance Sheet                                         F-31
Statements of Operations, Members' Equity
   and Retained Earnings                              F-32
Statements of Cash Flows                              F-33
Notes to Financial Statements                         F-34

IV. COMPAGNIE LOGISTIQUE DE TRANSPORTS AUTOMOBILES

V. PRO FORMA FINANCIAL STATEMENTS


                         Independent Auditors' Report

To the Board of Directors and Stockholders of Global Concepts, Ltd. and Subsidiaries



We have audited the accompanying consolidated balance sheet of Global Concepts, Ltd. and Subsidiaries as of December 31, 2003, and the related consolidated statements of operations, comprehensive income, shareholders equity, and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Concepts, Ltd. and Subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating loss raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                    /s/ Rosenberg Rich Baker Berman & Company
                                    -----------------------------------------
                                    Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
April 9, 2004                                                      F-1


                   Global Concepts, Ltd. and Subsidiaries
                        Consolidated Balance Sheet
                            December 31, 2003




    Assets

      Cash                                      $     1,564
                                                 ----------

      Total Assets                              $     1,564
                                                 ==========


    Liabilities and Stockholders' Equity

      Current Liabilities
       Accounts payable and accrued expenses        132,388
       Convertible debenture (NOTE 10)              200,000
       Net liabilities of discontinued
        operations (NOTE 4)                       1,365,927
                                                 ----------
      Total Current Liabilities                   1,698,315

      Loan payable (NOTE 8)                       1,020,210
                                                 ----------

      Total Liabilities                           2,718,525
                                                 ----------

    Commitments and Contingencies (NOTE 9)                -

    Stockholders' Equity
      Preferred stock, $.01 par value;
       5,000,000 shares authorized, and 0
       shares issued and outstanding                      -
      Common stock, no par value;
       50,000,000 shares authorized,
       40,631,990 shares issued and
       40,396,338 shares outstanding              3,659,492
      Additional paid-in capital -
       stock options (NOTE 3)                        36,748
      Retained earnings (deficit)                (5,430,664)
      Consulting services to be provided
       (NOTE 7)                                    (460,000)
      Less:  treasury stock, 235,652 shares
       at cost                                     (522,537)
                                                 ----------
    Total Stockholders' Equity                   (2,716,961)
                                                 ----------
    Total Liabilities and Stockholders' Equity  $     1,564
                                                 ==========

                                                                   F-2


See notes to the consolidated financial statements.


                   Global Concepts, Ltd. and Subsidiaries
                   Consolidated Statements of Operations


                                                    Year Ended December 31,
                                                      2003         2002
                                                    -----------------------
                                                                (Restated)

Operating Revenues (NOTES 1 and 4)                 $    65,533   $       -

Direct Operating Expenses                                    -           -
                                                    ----------    --------
Gross Profit                                            65,533           -
                                                    ----------    --------

Operating Expenses
 Selling, general and administrative                   138,489      50,150
 Stock based compensation (NOTE 7)                     635,500     302,700
                                                    ----------    --------
 Total Operating Expenses                              773,989     352,850
                                                    ----------    --------

(Loss) Before Income Taxes                            (708,456)   (352,850)
(Provision) Benefit for Income Taxes (NOTE 2)                -           -
                                                    ----------    --------
(Loss) Before Discontinued Operations                 (708,456)   (352,850)

Discontinued Operations (NOTE 4)
   Loss from discontinued operations of subsidiary
    (net of tax effect of $0)                       (1,620,260)   (407,201)
                                                    ----------    --------
Net (Loss)                                         $(2,328,716)  $(760,051)
                                                    ==========    ========

Earnings (Loss) Per Share (NOTE 1)
 (Loss) from continuing operations                 $     (0.02)  $   (0.01)
 (Loss) from discontinued operations                     (0.04)      (0.01)
                                                    ----------    --------
 Basic and diluted earnings (loss) per share       $     (0.06)  $   (0.02)
                                                    ==========    ========

Weighted Average Number of Common Shares
 Outstanding (Restated)
 Basic                                              40,396,338  34,374,627
                                                    ==========  ==========

 Diluted                                            40,396,338  34,374,627
                                                    ==========  ==========






See notes to the consolidated financial statements.

                                                                   F-3
                    Global Concepts, Ltd. and Subsidiaries
               Consolidated Statements of Comprehensive Income



                                                    Year Ended December 31,
                                                      2003           2002
                                                   --------------------------
Net (Loss)                                        $(2,328,716)  $  (760,051)

Other Comprehensive Income
 Foreign Currency Translation Adjustment                    -        54,706
                                                   ----------    ----------
Other Comprehensive (Loss) Income Before Tax                -        54,706

Income Tax Expense Related to Other
 Comprehensive Income                                       -             -
                                                   ----------    ----------
Other Comprehensive (Loss) Income Net of Tax                -        54,706
                                                   ----------    ----------
Comprehensive (Loss)                              $(2,328,716)  $  (705,345)
                                                   ==========    ==========




                                                                   F-4


See notes to the consolidated financial statements.


                     Global Concepts, Ltd. and Subsidiaries
               Consolidated Statement of Shareholders' Equity
                   Years Ended December 31, 2003 and 2002


                                                                                                 Additional
                                                                         Accumulted              Paid-in    Consulting
                    Preferred Stock     Common Stock                     Other                   Capital -  Services
                    --------------- ----------------------  Retained     Comprehensive Treasury  Stock      to be
                     Shares  Amount   Shares      Amount    Earnings     Income        Stock     Options    Provided      Total
----------------------------------------------------------------------------------------------------------------------------------

Balance December
 31, 2001                - $   -    22,227,205 $ 2,261,292  $(2,341,897) $  (54,706)  $ (456,675) $36,748 $        -  $  (555,238)
                    --------------------------------------------------------------------------------------------------------------

Foreign currency
 translation             -     -             -           -            -      54,706            -        -          -       54,706

Issuance of common
 stock for consulting
 services                -     -     9,110,000     798,200            -           -            -        -   (798,200)           -

Shares issued for other
 compensation            -     -    10,000,000     600,000            -           -            -        -   (600,000)           -

Shares surrendered in
 connection with sale
 of TLI (UK)             -     -      (940,867)          -            -           -      (65,862)       -          -      (65,862)

Net loss for the years
 ended December 31, 2002 -     -             -           -     (760,051)          -            -        -          -     (760,051)

Amortization of prepaid
 consulting services     -     -             -           -            -           -            -        -    302,700      302,700
                       ----------------------------------------------------------------------------------------------------------
Balance December
 31, 2002                -     -    40,396,338   3,659,492   (3,101,948)          -     (522,537)  36,748 (1,095,500)  (1,023,745)

Net loss for the year
 ended December
 31, 2003                -     -             -           -   (2,328,716)          -            -        -          -   (2,328,716)

Amortization of
 prepaid consulting
 services                -     -             -           -            -           -            -        -    635,500      635,500
                       -----------------------------------------------------------------------------------------------------------
Balance December
 31, 2003                -  $  -    40,396,338 $ 3,659,492  $(5,430,664)   $      -   $ (522,537) $36,748 $ (460,000) $(2,716,961)
                       ===========================================================================================================




See notes to the consolidated financial statements.

                                                                   F-5


                   Global Concepts, Ltd. and Subsidiaries
                   Consolidated Statements of Cash Flows


                                                    Year Ended December 31,
                                                     2003           2002
                                                  --------------------------
                                                                 (Restated)
Cash Flows From Operating Activities

  Continuing Operations
   Loss before income taxes                      $  (708,456)   $ (352,850)
   Amortization of stock based compensation          635,500       302,700
   Adjustments to Reconcile Net Income to Net
    Cash Used In Operating Activities
    (Decrease) increase in accounts payable
     and accrued expenses                             38,304         2,521
                                                   ---------     ---------
   Cash Used by Continuing Operations                (34,652)      (47,629)
                                                   ---------     ---------

  Discontinued Operations
   Loss before income taxes                       (1,620,260)     (407,201)
   Adjustments to reconcile net loss to
    net cash Used In discontinued operations
    (Increase) decrease in net assets of
     discontinued operations                       1,663,135       433,920
                                                   ---------     ---------
     Cash Provided By Discontinued Operations         42,875       (26,719)
                                                   ---------     ---------
  Net Cash Provided by (Used in) Operating
   Activities                                          8,223       (20,910)
                                                   ---------     ---------
  Cash from financing activities
   Proceeds from loan payable                        111,417             -
   Repayment of long term debt                      (120,833)            -
                                                   ---------     ---------
  Net Cash Used in Financing Activities               (9,416)            -
                                                   ---------     ---------

  Net Decrease in Cash and Equivalents                (1,193)      (20,910)

  Cash and Equivalents at Beginning of Period          2,757        23,667
                                                   ---------     ---------
  Cash and Equivalents at End of Period           $    1,564    $    2,757
                                                   =========     =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 Cash paid during the year for:
  Interest                                        $        -    $        -
                                                   =========     =========

  Income taxes                                    $        -    $        -
                                                   =========     =========


See notes to the consolidated financial statements.

                                                                   F-6

                    Global Concepts, Ltd. and Subsidiaries
                Notes to the Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Nature of Organization

    Global Concepts, Ltd. (TLI or the Company) is an international logistics management company which owned and operated several subsidiaries, each of which did business within the various facets of transportation including intermodal trucking, factoring receivables and employee leasing for logistic companies. In 2003 the Company discontinued all of those operations by May 2003. Since May 2003, the Company has been providing consulting services while seeking new business ventures.

    The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred substantial losses, and has a working capital deficit as of December 31, 2003. The Company's continued existence is dependent upon its ability to secure adequate financing. The Company plans to raise additional capital in the future; however there are no assurances that such plan will be successful. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

    Effective April 1, 1999 the Company was assigned all of the issued and outstanding capital stock of Transportation Logistics Int'l (UK), a United Kingdom corporation, Pupil Transportation, Inc., a New Jersey Corporation and CDA North America, Inc., a New York corporation (the subsidiaries) from Transportation Equities, Inc. (assignor). The Company was sold in 2002.

    Effective March 26, 1999 the Company acquired all the shares and assets of Transportation Logistics Int'l UK (TLIUK) formerly Avair Freight Services Ltd. (UK), an international freight brokerage company. The Company issued 100,000 common shares (524,000 restated common shares) to the former shareholders of Avair Freight Services (UK) Ltd.

    Effective June 4, 2001, the Company entered into an operating agreement with Humanaforce Logistics, LLC and Subsidiaries. In accordance with the operating agreement the Company had a 51% interest in Humanaforce Logistics, LLC and Subsidiaries. The Company ceased operations in October 2002.

    Effective May 23, 2002, the Company acquired all of the outstanding capital stock of Xcalibur Express, Inc., which provided intermodal trucking and delivery, warehousing and third party logistics for its clients. The capital stock was acquired in exchange for (1) the Company's understanding to provide financial services to Xcalibur Express and (2) the agreement by the Company to forebear immediate collection of $200,000 owed by Xcalibur Express to the Company. The Company ceased operations and declared bankruptcy in 2003.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

    Principles of Consolidation

    The accompanying consolidated balance sheet at December 31, 2003 includes the accounts of the Company and its wholly owned subsidiaries
    Transportation Logistics Int'l (UK), Pupil Transportation, Inc. Excalibur Express, Inc. All material inter-company accounts and transactions have been eliminated.

    Property and Equipment

    Property and equipment are valued at cost. Gains and losses on disposition of property are reflected in income. Depreciation is computed using the straight-line method over three to five year estimated useful lives of the assets.

    Repairs and maintenance which do not extend the useful life of the related assets are expensed as incurred.


                                                                   F-7
                     Global Concepts, Ltd. and Subsidiaries
                Notes to the Consolidated Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

     Cash and Equivalents

     For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

     Income Taxes

     The Company and its wholly owned subsidiaries file a consolidated Federal income tax return. Transportation Logistics Int'l, Inc. uses the asset and liability method in providing income taxes on all transactions that have been recognized in the consolidated financial statements. The asset and liability method requires that deferred taxes be adjusted to reflect the tax rates at which future taxable amounts will be settled or realized. The effects of tax rate changes on future deferred tax liabilities and deferred tax assets, as well as other changes in income tax laws, are recognized in net earnings in the period such changes are enacted. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

     Financial Instruments

     The following methods and assumptions were used by the Company to estimate the fair values of financial instruments as disclosed herein:

     Cash and Equivalents: The carrying amount approximates fair value because of the short period to maturity of the instruments.

     Accounts Receivable/Payable:  The carrying amount approximated fair value.

     Revenue Recognition

     Revenue from freight brokerage is recognized upon delivery of goods, and direct expenses associated with the cost of transportation are accrued concurrently.

     Revenue from driver temporary services and leasing is recognized when earned based upon standard billing rates charged by the hours worked. Factoring revenue is recognized when the service is provided. Direct expenses associated with the cost of driver leasing are accrued concurrently. Revenue from subcontracted transportation services is recognized upon completion of each trip. Direct expenses associated with the cost of transportation are accrued concurrently.

     Monthly provision is made for doubtful receivables, discounts, returns and allowances.

     Long-lived Assets

     In March, 1995 the Financial Accounting Standards Board issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets for Long-Lived Assets to be Disposed of". SFAS 121 required that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and long-lived assets and certain identifiable intangibles to be disposed of to be reported at the lower of carrying amount or fair value less cost to sell. SFAS No. 121 also establishes the procedures for review of recover ability and measurement of impairment, if necessary, of long-lived assets and certain identifiable intangibles to be held and used by an entity. Management has determined that no impairment of the respective carrying value has occurred as of December 31, 2003.



                                                                   F-8
                   Global Concepts, Ltd. and Subsidiaries
               Notes to the Consolidated Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

     Foreign Currency Transactions

     In the normal course of business the Company has accounts receivable and accounts payable that are transacted in foreign currencies. The Company accounts for transaction differences, in accordance with Statement of Financial Standard No. 52, "Foreign Currency Translation", and accounts for the gains and losses in operations.

     Comprehensive Income

     For foreign operations outside the United States that prepare financial statements in currencies other than the U.S. dollar, results of operations and cash flows are translated at average exchange rates. Translation adjustments are included as a separate component of accumulated other comprehensive income (loss) in shareholders' equity. The foreign currency translation at December 31, 2003 and 2002 was $0 and $54,706, respectively.

     Earnings Per Share

     The Company computes earnings per share in accordance with Statements of Financial Accounting Standard ("SFAS") No. 128. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Common equivalent shares have been excluded from the computation of diluted EPS since their affect is antidilutive.

NOTE 2 - INCOME TAXES

     Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse. In addition deferred taxes are also recognized from operating losses that are available to offset future federal and state income taxes.

     The deferred tax assets are attributable to net operating losses.

     Deferred taxes consist of the following:

     Total deferred tax assets, non current   $  1,920,000

     Total valuation allowance                  (1,920,000)
                                                ----------
     Net deferred tax assets                  $          -
                                                ==========

     During 2003 and 2002 the valuation allowance increased $920,000 and $400,000, respectively.

               Global Concepts, Ltd. and Subsidiaries
              Notes to the Consolidated Financial Statements

NOTE 2 - INCOME TAXES, Continued

     The reconciliation of income tax computed at the U.S. Federal statutory rates to income tax expense is as follows:

                                           December 31,
                                         2003       2002
                                       ------------------

        Tax at US statutory rate        34 %          34 %

        State income taxes, net of
         federal benefit                 6 %           6 %

        Foreign taxes                    -           (21)%

        Other reconciling items and
         valuation allowance           (40)%         (19)%
                                       ---           ---
        Income tax provision             0 %           0 %
                                       ===           ===

     As of December 31, 2003, the Company has approximately $4,800,000 available net operating loss carryforwards which may be used to reduce Federal and State taxable income and tax liabilities in future years. The net operating loss carryforward expires in 2022.

NOTE 3 - STOCKHOLDERS' EQUITY

     Stock and Stock Option Plan

     On November 15, 2000, the Company adopted its 2000 Stock and Stock Option Plan (the "Plan"). The Plan provides that certain options to purchase the Company's common stock granted thereunder are intended to qualify as "incentive stock options" within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan provides for authorization of up to 2,000,000 shares. The option price per share of stock purchasable under an Incentive Stock Option shall be determined at the time of grant but shall not be less than 100% of the Fair Market Value of the stock on such date, or, in the case of a 10% Stockholder, the option price per share shall be no less than 110% of the Fair Market Value of the stock on the date an Incentive Stock Option is granted to such 10% Stockholder.

     Qualified and Non-Qualified Shares Under Option as of December 31, 2003



                                                         Weighted
                                                         Average
                                                         Option
                                           Options       Price
                                      --------------------------------
          Outstanding, January 1, 2003     $      -      $ 1.75
          Granted during the year                 -           -
          Canceled during the year                -        1.75
          Exercised during the year               -           -
                                            -------      ------
          Outstanding, December 31, 2003   $      -      $    -
                                            -------      ------

          Eligible for exercise, end of
           year                            $      -      $    -
                                            =======      ======



   At December 31, 2003, there were 812,500 shares reserved for future grants.

   The Company follows Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, to account for its stock option plan. An alternative method of accounting for stock options is SFAS 123, Accounting for Stock-Based Compensation. Under SFAS 123, employee stock options are valued at grant date using the Black-Scholes valuation model, and this compensation cost is recognized ratably over the vesting period. Had compensation cost for the Company's stock option plan been determined as prescribed by SFAS 123, there would have been no effect on the pro forma income statements for 2003 and 2002.

                                                                   F-10
                  Global Concepts, Ltd. and Subsidiaries
              Notes to the Consolidated Financial Statements

NOTE 3 - STOCKHOLDERS' EQUITY, Continued

     For stock transactions with other than employees, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation". Accordingly, compensation expense of $0 has been recognized for stock options and warrants during 2003 and 2002.

NOTE 4 - DISCONTINUED OPERATIONS

     Effective April 19, 2002 the Company sold Transportation Logistic Int'l to four individuals, including James Thorpe, who had been a Member of the Board of Directors and President of the Company. The purchase price consisted of (a) $35,000 to be paid between November 2002 and April 2003 and (b) 940,867 shares of its common stock which were surrendered by Mr. Thorpe. As part of the transaction TLI (UK) and its purchasers agreed that if within the next two years they participated in the Translogistics Network or any similar cooperative global network of logistics provided, then 50% of the profits they derive from the network during the next five years will be paid to the Company. Net sales during 2002 was $858,842.

     In September 2002, the Company ceased providing employee leasing options through its 51% subsidiary Human Force Logistics, LLC and Subsidiaries. Net sales of Human Force Logistics, LLC was $3,857,071 in 2002.

     In December 2002, the Company ceased its operations of student transportation services through its subsidiary Pupil Transportation, Inc. Net sales of Pupil Transportation, Inc. was $2,328,074 in 2002.

     In 2002 the Company ceased its financial services (factoring) division. Net sales of the financial services division was $686,129 in 2002.

     In 2003 the Company ceased its intermodal trucking operations. Net sales of this division was $1,693,203 and $3,620,807 in 2003 and 2002, respectively.

     The 2002 income statement has been restated to reflect these changes.

NOTE 5 - EMPLOYMENT AND CONSULTANT AGREEMENTS

     The Company has an employment agreement with its principal officer expiring April 2007. This agreement provides for minimum compensation levels and for incentive bonuses which are payable if specified management goals are attained. The Company did not meet its goals in 2003.

NOTE 6 - CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of non-interest bearing cash deposit and accounts receivable.

     At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits.

     The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

            Global Concepts, Ltd. and Subsidiaries
               Notes to the Consolidated Financial Statements



NOTE 7 - CONSULTING SERVICES TO BE PROVIDED

     Consulting services to be provided are recorded in connection with common stock issued to consultants for future services and are amortized over the period of the agreement, ranging from one to five years.

NOTE 8 - LOAN PAYABLE

     The loan payable of $1,020,210 is from a family trust, of which the wife of the chairman of the Company is the trustee. The loan is unsecured with no specific repayment terms and will not be repaid until after 2004.

NOTE 9 - LITIGATION

     The Company, several related companies, its chairman and certain employees are defendants in a lawsuit filed by an alleged acquisition candidate for alleged breach of contract. The complaint does not specify an amount for damages. The Company believes the suit is completely without merit and intends to vigorously defend its position.

     The Company, several related companies, its chairman and its subsidiaries are defendants in a lawsuit filed by one of its former vendors. At this stage in the proceedings, the probable outcome is unknown. The Company has a counter claim based upon defective services provided by the vendor. The Company believes the settlement of the lawsuit will not exceed amounts already recorded in the financial statements.

     The Company and its subsidiaries are defendants in lawsuits filed by its former vendors. The Company has judgements filed against them. These judgements that amounted to $178,728 are included in net liabilities of discontinued operations.

NOTE 10 - CONVERTIBLE DEBENTURES

     On June 14, 2001, the Company issued a convertible debenture for $200,000 which bears interest at the rate of 20% per annum and is due one year from the date of issue. In accordance with the agreement the debenture is convertible into common stock of the Company at a conversion rate of $.75 from the date of issuance through September 30, 2001. The conversion period has been extended. In addition, the debenture includes warrants to purchase 20,000 shares of common stock at $1.50 that expired on June 30, 2003. Included in accounts payable is $40,000 of accrued interest and accrued expenses on these debentures. The convertible debentures are in default.

NOTE 11 - NEW ACCOUNTING PRONOUNCEMENTS

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.

     This statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions. Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company's results of operations or financial position.
                                                                   F-12

                  Global Concepts, Ltd. and Subsidiaries
                  Notes to the Consolidated Financial Statements

NOTE 11 - NEW ACCOUNTING PRONOUNCEMENTS, Continued

     In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

     In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, which provides alternative methods of transition for a voluntary change to fair value based method of accounting for stock-based employee compensation as prescribed in SFAS 123, Accounting for Stock-Based Compensation. Additionally, SFAS No. 148 required more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The provisions of this Statement are effective for fiscal years ending after December 15, 2002. The adoption of this statement did not have a significant impact on the Company's results of operations of financial position.

     In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

     In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement is did not have a significant impact on the Company's results of operations or financial position.

     In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

     In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company's results of operations or financial position.

                     Global Concepts, Ltd. and Subsidiaries
                 Notes to the Consolidated Financial Statements


NOTE 12 - RESTRICTED STOCK GRANT PROGRAM

     On May 28, 2002 the Company granted 10,000,000 shares of its common stock to Michael Margolies, its Chief Executive Officer, pursuant to the Company's Restricted Stock Grant Program (the "Program"). The grant represented the entirety of the 10,000,000 shares included in the Program. The shares issued under the Program are subject to the following restrictions:

     1. After this fiscal year and each of the following four fiscal years (2002 through 2006) one-fifth of the shares granted (the "At-Risk Shares") will be forfeited if the Company's revenue during the year does not exceed the following thresholds:

          2003 -  $ 6,000,000
          2004 -  $ 8,000,000
          2005 -  $10,000,000
          2006 -  $12,000,000

     2. All of the restricted shares shall be forfeited if Mr. Margolies' employment by the Company terminates prior to the date the restrictions lapse.

     3. The shares granted under the Program cannot be sold, assigned, pledged, transferred or hypothecated in any manner, by operation of law or otherwise, other than by writ or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. These restrictions will lapse with respect to any At-Risk Shares that are not forfeited as described above. In addition, the restrictions will lapse with respect to all unforfeited shares if in any year the Company's revenue exceeds $12,000,000.

     4. The restrictions shall also lapse as to all restricted shares on the first to occur of (i) the termination of Mr. Margolies' employment with the Company by reason of his disability, (ii) Mr. Margolies' death,
     (iii) termination of Mr. Margolies' employment by the Company without good reason, or (iv) a change of control of the Company. The Program defines "Change of Control" as an acquisition by a person or group of more than 50% of the Company's outstanding shares, a transfer of the Company's property to an entity of which the Company does not own at least 50%, or the election of directors constituting a majority of the Board who have not been approved by the existing Board.

                    GLOBAL CONCEPTS LTD AND SUBSIDIARIES
                    CONSOLIDATED CONDENSED BALANCE SHEET
                            SEPTEMBER 30, 2004



ASSETS
                                                     2004
                                                  ---------
CURRENT ASSETS
 Cash                                           $       227
                                                  ---------
        Total current assets                            227
                                                  ---------

OTHER ASSETS
  Deposit on acquisition                            250,000
  Goodwill                                           23,524
                                                  ---------
        Total other assets                          273,524
                                                  ---------
TOTAL ASSETS                                    $   273,751
                                                  =========


LIABILITIES AND STOCKHOLDERS' DEFICIT


CURRENT LIABILITIES
 Accounts payable and accrued expenses          $   135,509
 Notes payable                                      350,000
 Convertible debentures                             200,000
 Net liabilities of discontinued operations       1,265,927
                                                  ---------
        Total current liabilities                 1,951,436

 Loan payable                                     1,076,619
                                                  ---------
        Total liabilities                         3,028,055

STOCKHOLDERS' DEFICIT
 Preferred stock, $ no par value,;
  5,000,000 shares authorized,
  and 1,000,000 shares issued
  and outstanding                                    10,000
 Common stock, no par value,
  50,000,000 shares authorized,
  47,000,000 shares issued and
  47,000,000 outstanding                          4,405,644
 Additional paid-in capital                          36,748
  Deficit                                        (5,807,780)
 Consulting services to be provided              (1,398,916)
                                                  ---------
        Total stockholders' deficit              (2,754,304)
                                                  ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT     $   273,751
                                                  =========







The accompanying notes are an integral part of these consolidated condensed financial statements.

                    GLOBAL CONCEPTS LTD. AND SUBSIDIARIES
               CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003


                                    Three Months Ended      Nine Months Ended
                                   2004            2003    2004           2003
                                  ---------------------------------------------
Revenues                          $       -   $        -  $  10,350   $       -
Operating expenses                        -            -          -           -
                                   ---------------------   --------------------
Gross profit                              -            -     10,350           -

Operating expenses
 Selling, general and
  administrative                     36,861            -     86,382           -
 Stock issued for consulting
  services                           33,501            -    301,084     123,550
                                   ---------------------   --------------------
Total operating expenses             70,362            -    387,466     123,550
                                   ---------------------   --------------------

Loss before discontinued
 operations                         (70,362)           -   (377,116)   (123,550)

Income (loss) from discontinued
 operations                               -            -          -    (357,046)
                                   ---------------------   --------------------
Net (loss)                          (70,362)           -   (377,116)   (480,596)
                                   =====================   ====================

Earnings per share
 (Loss) from continuing operations    (0.01)           -      (0.01)          -

 (Loss) from discontinued
  operations                              -            -          -       (0.01)

 Basic and diluted earnings per
  share                               (0.01)           -      (0.01)      (0.02)

Weighted average number of common
 shares outstanding basic
 and diluted                     46,412,721   40,396,338 42,522,254  40,396,338






The accompanying notes are an integral part of these consolidated condensed financial statements.

                   GLOBAL CONCEPTS LTD  AND SUBSIDIARIES
              CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

                                                  Nine Months Ended
                                                    September 30,
                                                2004            2003
                                               ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Continued                                    $ (377,116)   $       -
 Discontinued                                          -       (2,757)
 Amortization of stock based compensation        301,084            -

 Adjustments to reconcile net (loss) to
  net cash used in operating activities
  (Increase) in investment                      (250,000)           -
  Increase in accounts payable and accrued
   expenses                                        3,121            -
                                               ---------     --------
     Net cash (used in) operating activities    (322,911)      (2,757)
                                               ---------     --------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from loan payable-net                  321,574            -
 Payment of net liabilites of discountinued
  operations                                    (100,000)           -
 Proceeds from note payable                      100,000            -
                                               ---------     --------
    Net cash provided by financing activites     321,574            -
                                               ---------     --------
NET INCREASE (DECREASE) IN CASH AND
 EQUIVALENTS                                      (1,337)      (2,757)

CASH AND CASH EQUIVALENTS - BEGINNING OF
 PERIOD                                            1,564        2,757
                                               ---------     --------
CASH AND CASH EQUIVALENTS - END OF PERIOD     $      227    $       -
                                               =========     ========




The accompanying notes are an integral part of these consolidated condensed financial statements.

                    Global Concepts, Ltd. and Subsidiaries
       Notes to the Consolidated Condensed Interim Financial Statements


BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

DISCONTINUATION OF OPERATIONS

As of June 30, 2003 the Company had discontinued all of its operations that existed prior to that date. Historical results for periods prior to June 30, 2003 have been restated, therefore, to reflect the discontinuation.

ACQUISITION OF ADVANCED MEDICAL DIAGNOSTICS, LLC

On June 1, 2004 the Company acquired the entire membership interest in Advanced Medical Diagnostics LLC ("AMD"). AMD is engaged in the business of manufacturing and distributing the "Advanced Medical Diagnostics HIV (1 & 2) Rapid Test." The membership interests in AMD were acquired by the Company in exchange for 100,000 shares of the Company's common stock. The Company also agreed to issue 500,000 shares of its common stock to the management of AMD as employment incentives.

DEPOSIT TOWARD ACQUISITION OF CLTA

In September 2004 the Company entered into an agreement to acquire sixty percent (60%) of the capital stock of Compagnie Logistique de Transports Automobiles ("CLTA"). CLTA is a French corporation located in Nugent sur Oise, France. Its principal business is warehousing automobiles for Peugeot and Citroen, then completing the final dealer preparation work before the automobiles are delivered. The Company paid a deposit of $250,000 pursuant to the agreement, which is recorded on the Company's balance sheet as "Deposit on acquisition."

The Company borrowed the funds used to pay the deposit from Kevin Waltzer, a shareholder of the Company. The terms on which the Company will repay Mr. Waltzer have not been determined.

SUBSEQUENT EVENT - ACQUISITION OF CLTA

On October 1, 2004 the Company completed its acquisition of 60% of CLTA by paying $250,000 in addition to the deposit of $250,000 previously paid. The Company also agreed to loan up to $500,000 to CLTA if requested by the Board of Directors of CLTA prior to December 31, 2004. The Company also agreed to guarantee a lease of ten trucks/trailers needed to fulfill CLTA's new contract with CAT/Peugeot.

The Company borrowed the additional $250,000 used to purchase CLTA from Kevin Waltzer, bringing to $500,000 the Company's total debt to Mr. Waltzer. The terms on which the Company will repay Mr. Waltzer have not been determined.

SUBSEQUENT EVENT - ACQUISITION OF J&J MARKETING

On October 1, 2004 the Company acquired an eighty percent (80%) ownership interest in J&J Marketing, LLC. J&J Marketing LLC is a New York limited liability company that is engaged in the business of producing and distributing non-medicated pharmaceutical personal care products under the trademark "Savage Beauty ." The Company acquired the interest in J&J Marketing in exchange for 100,000 shares of the Company's common stock.

                       Advanced Medical Diagnostics, LLC
                          A Development Stage Company
                             Financial Statements
                              December 31, 2003


          Independent Auditors' Report


          To the Members of
          Advanced Medical Diagnostics, LLC


          We have audited the accompanying balance sheet of Advanced Medical Diagnostics, LLC as of December 31, 2003 and the related statements of income and members' equity and cash flows for the period October 30, 2003 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Medical Diagnostics, LLC as of December 31, 2003, and results of their operations and cash flows for the period October 30, 2003 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.




                                      Rosenberg Rich Baker Berman & Company

          Bridgewater, New Jersey
          August 31, 2004

                     Advanced Medical Diagnostics, LLC
                        A Development Stage Company
                              Balance Sheet
                            December 31, 2003




 Assets                                   $         -
                                            =========



Liabilities and Members' Equity (Deficit)

 Short-term loan payable                        5,280
                                            ---------
 Total Current Liabilities                      5,280

Commitments and contingencies                       -


Members' deficit accumulated during
 the development stage                         (5,280)
                                            ---------
 Total Liabilities and Members' Equity
  (Deficit)                                $        -
                                            =========




See notes to the financial statements
                                                                   F-21



                    Advanced Medical Diagnostics, LLC
                        A Development Stage Company
             Statement of Income and Members' Equity (Deficit)




                                                         October 30, 2003
                                                        (date of inception)
                                                       to December 31, 2003
                                                       --------------------

Sales                                                      $      -

Operating Expenses
 General and administrative expenses                          3,810
 Research and development costs                               3,665
                                                            -------

 Total Operating Expenses                                     7,475
                                                            -------

 Net Loss Before Benefit From Income Taxes                 $ (7,475)

 Benefit From Income Taxes                                        -
                                                            -------
 Net Loss                                                  $ (7,475)
                                                            =======

 Members' Equity (Deficit)
  Beginning of Period                                             -
  Net Loss, Above                                            (7,475)
  Members' Contributions                                      2,195
                                                            -------
  End of Period                                            $ (5,280)
                                                            =======




See notes to the financial statements

                     Advanced Medical Diagnostics, LLC
                        A Development Stage Company
                          Statement of Cash Flows



                                                     October 30, 2003
                                                   (date of inception)
                                                   to December 31, 2003
                                                   --------------------

Cash Flows From Operating Activities
 Net Loss                                               $  (7,475)
                                                           ------

 Net Cash Used by Operating Activities                     (7,475)
                                                           ------
Cash Flows From Financing Activities
 Short-term loan payable                                    5,280
 Member contributions                                       2,195
                                                           ------
 Net Cash Provided by Financing Activities                  7,475
                                                           ------

Net Increase (Decrease) in Cash                                 -

Cash at Beginning of Period                                     -
                                                           ------
Cash at End of Period                                   $       -
                                                           ======




See notes to financial statements

                    Advanced  Medical Diagnostics, LLC
                        A Development Stage Company
                     Notes to the Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

     Advanced Medical Diagnostics, LLC (the "Company") was formed on October 30, 2003, for the purpose of developing, manufacturing and marketing "Advanced Medical Diagnostics HIV (1 & 2) Rapid Test", a HIV diagnostic kit. The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to research and development, developing markets for its product and raising capital to support these efforts. The Company shall be dissolved and its affairs wound up in accordance with the Act and the Agreement on November 1, 2023 unless the term shall be extended by amendment to the Agreement and the Articles.

Research and Development Costs

     Research and development costs are charged to operations as incurred and amounted to $3,665 for the period October 30, 2003 (date of inception) to December 31, 2003.

Income Taxes

     The Company is a limited liability company taxed as a partnership in which all elements of income and deductions are included in the tax returns of the members of the Company. Therefore, no income tax provision is recorded by the Company.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SHORT-TERM LOAN PAYABLE

     Short-term loan payable represents advances by Transportation Logistics International, Inc. The advances are due on demand and bear no interest.

COMMITMENTS AND CONTINGENCIES

     The Company entered into a compensation agreement with its President for $75,000 per year commencing upon the Company receiving its first bona fide order of a minimum of 25,000 HIV test kits. As of December 31, 2003, no bona fide order was received.

     On June 3, 2004, the Company entered into an agreement with (Sourcing Specialists II LLC (SSII) an entity owned by the officers of the Company. The agreement states that the principles of SSII will provide services to the Company through December 31, 2006, in exchange for SSII receiving a royalty equal to $0.235 per diagnostic kit sold by the Company, and a commission equal to 12% of gross sales prices of any product sold, where the officer introduces the purchase to the company.

                      Advanced Medical Diagnostics, LLC
                          A Development Stage Company
                      Notes to the Financial Statements



SUBSEQUENT EVENTS

     Subsequent to December 31, 2003, the Company began leasing office space from a related party on a month to month basis. The monthly rent is $1,912.

     On June 1, 2004, the members of the Company sold all of their membership interests to Transportation Logistics International, Inc., a publicly traded corporation.

                     Advanced Medical Diagnostics, LLC
                         A Development Stage Company
                                Balance Sheet
                               March 31, 2003
                                (Unaudited)



Assets                                              $         -
                                                       ========

Liabilities and Members' Equity
 Short-term loan payable                                 14,524
                                                       --------
 Total Current Liabilities                               14,524
                                                       --------

 Members' Equity (Deficit)                              (14,524)
                                                       --------
 Total Liabilities and Members' Equity              $         -
                                                       ========



See notes to financial statements
                                                                   F-26

                     Advanced Medical Diagnostics, LLC
                         A Development Stage Company
              Statement of Income and Members' Equity (Deficit)





                                   Three Months Ended       October 30, 2003
                                     March 31, 2004        (date of inception)
                                       (Unaudited)         to March 31, 2004
                                                              (Unaudited)
                                   ------------------      ------------------
Sales                                   $       -               $       -

Operating Expenses
 General and administrative expenses       16,479                  20,289
 Research and development costs                 -                   3,665
                                         --------                --------
 Total Operating Expenses                  16,479                  23,954
                                         --------                --------
Net Loss Before Benefit From Income
 Taxes                                    (16,479)                (23,954)

Benefit From Income Taxes                       -                       -
                                         --------                --------
Net Loss                                $ (16,479)              $ (23,954)
                                         ========                ========

Members' Equity (Deficit)
 Beginning of Period                    $  (5,280)              $       -
 Net Loss, Above                          (16,479)                (23,954)
 Members' Contributions                     7,235                   9,430
                                         --------                --------
 End of Period                          $ (14,524)              $ (14,524)
                                         ========                ========

See notes to financial statements

                      Advanced Medical Diagnostics, LLC
                         A Development Stage Company
                   Statement of Income and Members' Equity


                                   Three Months Ended       October 30, 2003
                                     March 31, 2004        (date of inception)
                                                            to March 31, 2004
                                   ------------------      ------------------


Cash Flows From Operating
 Activities
 Net Loss                              $ (16,479)               $ (23,954)
                                        --------                 --------
 Net Cash (Used) by Operating
  Activities                             (16,479)                 (23,954)
                                        --------                 --------
Cash Flows From Financing Activities
 Short-term loan payable                   9,244                   14,524
 Member contributions                      7,235                    9,430
                                        --------                 --------
 Net Cash Provided by Financing
  Activities                              16,479                   23,954
                                        --------                 --------

Net Increase (Decrease) in Cash                -                        -

Cash at Beginning of Period                    -                        -
                                        --------                 --------
Cash at End of Period                  $       -                $       -
                                        ========                 ========



See notes to financial statements

                    Advanced  Medical Diagnostics, LLC
                        A Development Stage Company
                     Notes to the Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

  Advanced Medical Diagnostics, LLC (the "Company") was formed on October 30, 2003, for the purpose of developing, manufacturing and marketing "Advanced Medical Diagnostics HIV (1 & 2) Rapid Test", a HIV diagnostic kit. The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to research and development, developing markets for its product and raising capital to support these efforts.

Research and Development Costs

  Research and development costs are charged to operations as incurred.

Income Taxes

  The Company has elected to file as a Limited Liability Corporation for Federal and State income tax purposes, thus income is taxed to the shareholders personally.

Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SHORT-TERM LOAN PAYABLE

  Short-term loan payable represents advances by Transportation Logistics International, Inc. The advances are due on demand and bear no interest.

COMMITMENTS AND CONTINGENCIES

  The Company entered into a compensation agreement with its President for $75,000 per year commencing upon the Company receiving its first bona fide order of a minimum of 25,000 HIV test kits. As of March 31, 2004, no bona fide order was received.

  On June 3, 2004, the Company entered into an agreement with (Sourcing Specialists II LLC (SSII) an entity owned by the officers of the Company.
The agreement states that the principles of SSII will provide services to the Company through December 31, 2006, in exchange for SSII receiving a royalty equal to $0.235 per diagnostic kit sold by the Company, and a commission equal to 12% of gross sales prices of any product sold, where the officer introduces the purchase to the company.

  In March 2004, the Company began leasing office space from a related party on a month to month basis. The monthly rent is $1,912.

SUBSEQUENT EVENTS

  On June 1, 2004, the members of the Company sold all of their membership interests to Transportation Logistics International, Inc., a publicly traded corporation.

                      INDEPENDENT ACCOUNTANT'S REPORT


To the Members
J & J Marketing, LLC
Garrison, New York

I have audited the accompanying combined balance sheets of J&J Marketing, LLC as of June 30, 2004, December 31, 2003 & December 31, 2002 and the related statements of operations, member's equity and retained earnings for the six months and years then ended with generally accepted auditing standards issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of J & J Marketing, LLC. My responsibility is to express an opinion on these financial statements based on my audit.

An audit includes assessing the accounting principles used and significant estimates made by management, as well as evalutating the overall financial statement presentation. I believe my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J&J Marketing, LLC in accordance with generally accepted accounting principles applies on a consistent basis.



                                               Thomas J. Kellermann
Westbury, New York
November 17, 2004

                           J & J MARKETING, LLC
                               BALANCE SHEET
               AS AT JUNE 30, 2004, DECEMBER 31, 2003 & 2002

ASSETS                              6/30/04         12/31/03        12/31/02
Current Assets                      -------         --------        --------
 Cash                            $     848        $   1,366        $  3,117
 Accounts receivable, net            3,527            2,076           1,901
 Inventories                         8,583            6,382           1,753
                                   -------          -------         -------
 Total Current Assets               12,958            9,824           6,771


TOTAL ASSETS                     $  12,958        $   9,824        $  6,771
                                   =======          =======         =======
LIABILITIES, MEMBERS' AND
 STOCKHOLDER'S EQUITY               6/30/04         12/31/03        12/31/02
                                    -------         --------        --------
Current Liabilities
 Accounts payable and accrued
  expenses                       $  27,640        $  16,175        $    633

Members' Equity
 Member's Equity (deficit)         (14,683)          (6,351)          6,138
                                   -------          -------         -------
 Total Member's and Stockholder's
  Equity                           (14,683)          (6,351)          6,138
                                   -------          -------         -------
TOTAL LIABILITIES, MEMBER'S AND
 STOCKHOLDER'S EQUITY            $  12,958        $   9,824        $  6,771
                                   =======          =======         =======


See accompanying Notes and Accountants' Report.

                            J & J MARKETING, LLC
   COMBINED STATEMENT OF OPERATIONS, MEMBER'S EQUITY AND RETAINED EARNINGS
                  FOR THE SIX MONTHS ENDED JUNE 30, 2004
             AND FOR THE YEARS ENDED DECEMBER 31, 2003 &  2002


                                   2004           2003           2002
                              (thru June 30)
                              -----------------------------------------
Sales                          $  20,518       $  45,966      $  23,250

Cost of sales                      9,443           9,515          7,760
                                --------        --------       --------
Gross profit                      11,075          36,450         15,490

Operating expenses:
 Selling                           5,516          27,798         13,111
 General and administrative       18,891          27,174          6,333
                                --------        --------       --------
 Total Operating Expenses         24,407          54,971         19,444
                                --------        --------       --------
Net Operating income             (13,332)        (18,521)        (3,954)

Member's Equity and Retained
 Earnings, beginning of period    (6,351)          6,138              -

Contributions from Members         5,000           6,032         10,092
                                --------        --------       --------
Member's Equity and Retained
Earnings, end of period        $ (14,683)      $  (6,351)     $   6,138
                                ========        ========       ========

See Accompanying Notes and Accountants' Report.

                           J & J MARKETING, LLC
                     COMBINED STATEMENT OF CASH FLOWS
                  FOR THE SIX MONTHS ENDED JUNE 30, 2004
             AND FOR THE YEARS ENDED DECEMBER 31, 2003 &  2002

                                 2004            2003             2002
                            (thru June 30)
                            -------------------------------------------
Net income                    $ (13,332)      $ (18,521)      $ (3,954)

Adjustments to reconcile
 net income to net cash
 used for operating activities:

 Increase (decrease) in
  accounts receivable            11,451             175          1,901
 Increase (decrease) in
  inventory                       2,201         (11,139)         1,753
 Increase in accounts
  payable and accrued expenses   11,465          15,542            633
                               --------        --------        -------
 CASH FLOWS PROVIDED BY
  OPERATING ACTIVITIES           11,785         (13,944)           333
                               --------        --------        -------
 CASH FLOWS (USED IN)
  INVESTING ACTIVITIES                -               -              -
                               --------        --------        -------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Loans from (to) members        (12,303)         12,193          2,784
                               --------        --------        -------
 CASH FLOWS USED IN FINANCING
  ACTIVITIES                    (12,303)         12,193          2,784
                               --------        --------        -------

INCREASE IN CASH                   (518)         (1,751)         3,117

CASH - BEGINNING OF PERIOD        1,366           3,117              -
                               --------        --------        -------
CASH - END OF PERIOD          $     848       $   1,366       $  3,117
                               ========        ========        =======

See accompanying Notes and Accountants' Report.

                            J & J MARKETING, LLC
                       NOTES TO FINANCIAL STATEMENTS
                  FOR THE SIX MONTHS ENDED JUNE 30, 2004
             AND FOR THE YEARS ENDED DECEMBER 31, 2003 &  2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant account policies of J&J Marketing, LLC and Affiliates (The Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Operations

J&J Marketing, LLC is a limited liability company organized on June 24, 2002 (the company.) From June 24, 2002 until May 2003, the company produced and marketed the Jules & Jane skin care products under license from J Group Holdings, Inc. Subsequent to May 2003, the Company developed and currently produces and markets the Savage Beauty line of skin care products. Through a network of independent sales representatives, the company has commercial distribution of its products within the United States and abroad. Savage Beauty is currently sold in more than 75 retail stores, including more than 20 Whole Foods Markets across the United States. Savage Beauty is designed to take advantage of the skyrocketing interest in natural and organic personal care products both within and outside the category's traditional customer base, through a combination of strict adherence to the highest organic and natural standards with upscale, sophisticated packaging.

Accounts Receivbles

Accounts receivable are considered by management to be fully collectible. Accordingly, an allowance for doubtful accounts has not been provided.

Inventories

Inventories are valued at the lower of cost or market (first-in, first-out method).

Advertising Costs

The Company's policy is to expense advertising costs as incurred. Advertising expense for the six months ended June 30, 2004 and the years ended December 31, 2003 & 2002, was $805, $1,371, and $428, respectively.

                            J & J MARKETING, LLC
                       NOTES TO FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2004
              AND FOR THE YEARS ENDED DECEMBER 31, 2003 &  2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company has elected to be taxed as a limited liability company, for federal and New York State income tax purposes. In lieu of corporate income taxes, the Company's taxable income is reported by the members on their personal tax returns.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilites and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Part II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     Sections 7-109-102 and 7-109-107 of the Colorado Business
Corporation Act authorize a corporation to provide indemnification to a director, officer, employee, fiduciary or agent of the corporation against expenses reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to any action which results in a judgment against the person and in favor of the corporation or with respect to an action in which it is determined that the person derived an improper personal benefit, the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 7-109-103 of the Act further provides that indemnification shall be provided if the party in question is successful on the merits.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Global Concepts pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Global Concepts of expenses incurred or paid by a Director, officer or controlling person of Global Concepts in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Global Concepts will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distributions

     The following are the expenses that Global Concepts expects to incur in connection with the registration and distribution of the shares being registered. All of these expenses (other than the filing fee) are estimated, and will not be certain until after the registration statement is declared effective. Global Concepts will pay all of these expenses; the selling shareholders will pay none of them.

      Filing Fee.................. $   1,063
      Accounting fees.............     4,000
      Transfer Agent .............     1,000
      Legal fees..................    15,000
      Printing expenses...........       500
                                      ------
         TOTAL.................... $  21,563
                                      ======

                                   I

Item 26.  Recent Sales of Unregistered Securities.

     In May 2002 Global Concepts issued 10,000,000 shares of common stock to Michael Margolies. The securities were issued in consideration for services to be valued at the market price on the date the shares were issued. The sale was exempt pursuant to
Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Global Concepts and was acquiring the shares for his own account. There were no underwriters.

     In September 2002 Global Concepts issued 1,000,000 shares of common stock to Michael Gluck. The securities were issued in consideration for a loan of $125,000 made to Global Concepts.
The shares were valued at the market price on the date the shares were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Global Concepts and was acquiring the shares for his own account. There were no underwriters.

     In September 2002 Global Concepts issued 250,000 shares of common stock to Rick Kelly. The securities were issued in consideration for the transfer of shares in Xcalibur Xpress, Inc. The shares were valued at the market price on the date the shares were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Global Concepts and was acquiring the shares for his own account. There were no underwriters.

     In December 2002 Global Concepts issued 80,000 shares of common stock to Steven Frisone. The securities were issued in consideration for services to be valued at the market price on the date on which the shares were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Global Concepts and was acquiring the shares for his own account. There were no underwriters.

     In June 2004 Global Concepts issued a total of 100,000 shares of common stock to the owners of Advanced Medical Diagnostics LLC. The securities were issued in consideration for their transfer to Global Concepts of ownership of Advanced Medical Diagnostics LLC. The shares were valued at the market price on the date on which the shares were issued. The sales were exempt pursuant to Section 4(2) of the Act since the sales were not made in a public offering and were made to individuals who had access to detailed information about Global Concepts and who were acquiring the shares for their own accounts. There were no underwriters.

     In October 2004 Global Concepts issued a total of 100,000 shares of common stock to the owners of J&J Marketing, LLC. The securities were issued in consideration for their transfer to Global Concepts of ownership of J&J Marketing LLC. The shares were valued at the market price on the date on which the shares were issued. The sales were exempt pursuant to Section 4(2) of the Act since the sales were not made in a public offering and were made to individuals who had access to detailed information about Global Concepts and who were acquiring the shares for their own accounts. There were no underwriters.

                                   II

     In November 2004 Global Concepts sold two 5% Secured Convertible Debentures in the principal amount of $200,000 each. The sale was made to Cornell Capital Partners, LP in
consideration of $360,000.   The issuance was exempt pursuant to
Section 4(2) of the Act since the issuance was not made in a public offering and was made to an entity whose principals had access to detailed information about Global Concepts and which was acquiring the shares for its own account. There were no underwriters.

     In November 2004 Global Concepts issued a total of
4,545,454 shares of common stock to Cornell Capital Partners, LP and Newbridge Securities Corporation. The shares were issued to Cornell Capital Partners, LP in consideration of its execution of the Standby Equity Distribution Agreement. The shares were issued to Newbridge Securities Corporation in consideration of services rendered in assisting Global Concepts in negotiating the
Standby Equity Distribution Agreement.   The issuance was exempt
pursuant to Section 4(2) of the Act since the issuance was not made in a public offering and was made to entities whose principals had access to detailed information about Global Concepts and which were acquiring the shares for their own accounts. There were no underwriters.

Item 27.  Exhibits and Financial Statement Schedules

Exhibits

3-a Articles of Amendment and Restatement of the Articles of Incorporation - filed as an exhibit to the Annual Report on Form 8-K for the year ended December 31, 2000 and incorporated herein by reference.

3-a(1) Articles of Amendment of Articles of Incorporation - filed as an exhibit to the Quarterly Report on Form 10-
       QSB for the quarter ended September 30, 2004 and incorporated herein by reference.

3-b    Restated By-laws - filed as an exhibit to the Current
       Report on Form 8-K dated November 17, 2000 and incorporated herein by reference.

5      Opinion of Robert Brantl, Esq,

10-a Purchase Agreement dated September 15, 2004 among Compagnie Logistique de Transports Automobiles, Transportation Logistics Int'l, Inc., Mr. M. Marstal, Mr.
       S. Taleb, Mr. D. DeMaio and Mr. Jean-Claude Corre - filed as an exhibit to the Current Report on Form 8-K dated October 1, 2004 and incorporated herein by reference.

10-b   Option Agreement dated October 1, 2004 among
       Transportation Logistics Int'l, Inc., J&J Marketing LLC, and Jane and Michael Schub - filed as an exhibit to the Current Report on Form 8-K dated October 1, 2004 and incorporated herein by reference

10-c   Standby Equity Distribution Agreement with Cornell Capital
       Partners dated November 16, 2004.

                                   III

10-d   Form of 5% Secured Convertible Debenture issued November
       16, 2004.

21     Subsidiaries -   Transportation Logistics Int'l, Inc., a
                         New York corporation
                        Xcalibur Express, Inc.
                        Advanced Medical Diagnostics LLC
                        J&J Marketing LLC
                        Compagnie Logistique de Transports Automobiles

23-a.  Consent of Rosenberg Rich Baker Berman & Company, PA

23-b   Consent of Thomas J. Kellerman, CPA

23-c   Consent of

23-d   Consent of Robert Brantl, Esq. is contained in his
        opinion.

Item 28.  Undertakings

     See Item 24 for the undertaking regarding the indemnification of officers, directors and controlling persons.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement to:

          (i) Include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) Include any additional or changed material information on the plan of distribution.

                                    IV

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                 SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Global Concepts, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the Town of Garrison and the State of New York on the 6th day of December, 2004.

                                  GLOBAL CONCEPTS, LTD.


                                  By:/s/Michael Margolies
                                  ------------------------------
                                  Michael Margolies, Chairman

          In accordance with to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities stated on December 6, 2004.


/s/ Michael Margolies
----------------------------
Michael Margolies, Director,
Chief Executive Officer,
Chief Financial Officer,
Chief Accounting Officer

/s/ Stanley Chason
----------------------------
Stanley Chason, Director